EXHIBIT 4.1


                               THE AES CORPORATION
                                    as Issuer


                                       and


                       THE FIRST NATIONAL BANK OF CHICAGO,

                                   as Trustee

                              --------------------


                                    INDENTURE


                          Dated as of October 29, 1997

                              --------------------



                    8.50% Senior Subordinated Notes due 2007

                 8.875% Senior Subordinated Debentures due 2027


================================================================================

                              CROSS-REFERENCE TABLE
                              ---------------------

  TIA                                                              Indenture
Section                                                             Section
-------                                                            ---------
  ss. 310(a)(1).................................................      7.10
         (a)(2).................................................      7.10
         (a)(3).................................................      N.A.
         (a)(4).................................................      N.A.
         (a)(5).................................................      7.10
         (b)....................................................      7.8; 7.10;
                                                                      10.2
         (c)....................................................      N.A.
  ss. 311(a)....................................................      7.11
         (b)....................................................      7.11
         (c)....................................................      N.A.
  ss. 312(a)....................................................      2.5
         (b)....................................................      10.3
         (c)....................................................      10.3
  ss. 313(a)....................................................      7.6
         (b)(1).................................................      7.6
         (b)(2).................................................      7.6
         (c)....................................................      7.6; 10.2
         (d)....................................................      7.6
  ss. 314(a)....................................................      4.6; 4.7;
                                                                      10.2
         (b)....................................................      N.A.
         (c)(1).................................................      10.4
         (c)(2).................................................      10.4
         (c)(3).................................................      10.4
         (d)....................................................      N.A.
         (e)....................................................      10.5
         (f)....................................................      N.A.
  ss. 315(a)....................................................      7.1(b)
         (b)....................................................      7.5; 10.2
         (c)....................................................      7.1(a)
         (d)....................................................      7.1(c)
         (e)....................................................      6.11
  ss. 316(a) (last sentence)....................................      2.9
         (a)(1)(A)..............................................      6.5
         (a)(1)(B) .............................................      6.4
         (a)(2).................................................      N.A.
         (b)....................................................      6.6, 6.7
         (c)....................................................      9.4
  ss. 317(a)(1).................................................      6.8
         (a)(2).................................................      6.9
         (b)....................................................      2.4
  ss. 318(a)....................................................      10.1
         (c)....................................................      10.1

_________________
N.A. means Not Applicable

NOTE: This Cross-Reference Table Shall not, for any purpose, be deemed to be a part of this Indenture


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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1    Definitions.....................................................1
SECTION 1.2    Incorporation by Reference of Trust Indenture Act..............24
SECTION 1.3    Rules of Construction..........................................25

                                   ARTICLE II

                                 THE SECURITIES

SECTION 2.1   Form and Dating.................................................26
SECTION 2.2   Execution and Authentication....................................28
SECTION 2.3   Registrar and Paying Agent......................................29
SECTION 2.4   Paying Agent To Hold Money in Trust.............................29
SECTION 2.5   Securityholder Lists............................................29
SECTION 2.6   Transfer and Exchange...........................................30
SECTION 2.7   Replacement Securities..........................................40
SECTION 2.8   Temporary Securities............................................41
SECTION 2.9   Cancellation....................................................41
SECTION 2.10  Defaulted Interest..............................................42
SECTION 2.11  CUSIP or CINS Number............................................43
SECTION 2.12  Payments of Interest............................................43
SECTION 2.13  Outstanding Securities..........................................44
SECTION 2.14  Treasury Securities.............................................44

                                   ARTICLE III

                            REDEMPTION OF SECURITIES

SECTION 3.1   Right of Redemption.............................................45
SECTION 3.2   Applicability of Article........................................45
SECTION 3.3   Election To Redeem; Notice to Trustee...........................45
SECTION 3.4   Selection by Trustee of Securities To Be Redeemed...............45
SECTION 3.5   Notice of Redemption............................................46
SECTION 3.6   Deposit of Redemption Price.....................................46

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                                                                            Page
                                                                            ----
SECTION 3.7   Securities Payable on Redemption Date...........................47
SECTION 3.8   Sinking Fund....................................................47
SECTION 3.9   Selection of Debentures.........................................48
SECTION 3.10  Credit for Debentures Previously
                Acquired..........Error! Bookmark not defined.
SECTION 3.11  Securities Redeemed in Part............ ........................49

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1   Payment of Securities...........................................49
SECTION 4.2   Maintenance of Office or Agency.................................49
SECTION 4.3   Corporate Existence.............................................50
SECTION 4.4   Limitation on Business..........................................50
SECTION 4.5   Limitation on Restricted Subsidiary Investments and Mergers.....51
SECTION 4.6   Compliance Certificates.........................................51
SECTION 4.7   Reports.........................................................52
SECTION 4.8   Limitation on Debt..............................................52
SECTION 4.9   Limitation on Restricted Subsidiary Debt........................54
SECTION 4.10  Limitation on Additional Tiers of Senior Subordinated Debt......57
SECTION 4.11  Change of Control...............................................58
SECTION 4.12  Limitation on Transactions with Affiliates......................60
SECTION 4.13  Limitation on Restricted Payments...............................61
SECTION 4.14  Limitation on Dividend and other Payment Restrictions
                  Affecting Subsidiaries......................................63
SECTION 4.15  Limitation on Asset Dispositions................................65

                                    ARTICLE V

                              SUCCESSOR CORPORATION

SECTION 5.1   Merger, Consolidation, Etc......................................71
SECTION 5.2   Successor Entity Substituted....................................71

                                     ARTICLE VI

                                DEFAULT AND REMEDIES

SECTION 6.1   Events of Default...............................................72
SECTION 6.2   Acceleration....................................................74

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                                                                            Page
                                                                            ----
SECTION 6.3   Other Remedies..................................................75
SECTION 6.4   Waiver of Past Default..........................................75
SECTION 6.5   Control by Majority.............................................76
SECTION 6.6   Limitation on Suits.............................................76
SECTION 6.7   Rights of Holders To Receive Payment............................76
SECTION 6.8   Collection Suit by Trustee......................................77
SECTION 6.9   Trustee May File Proofs of Claim................................77
SECTION 6.10  Priorities......................................................78
SECTION 6.11  Undertaking for Costs...........................................78
SECTION 6.12  Rights and Remedies Cumulative..................................78
SECTION 6.13  Delay or Omission Not Waiver....................................79
SECTION 6.14  Restoration of Rights and Remedies..............................79

                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.1   Duties of Trustee...............................................79
SECTION 7.2   Rights of Trustee...............................................81
SECTION 7.3   Individual Rights of Trustee....................................82
SECTION 7.4   Trustee's Disclaimer............................................82
SECTION 7.5   Notice of Defaults..............................................82
SECTION 7.6   Reports by Trustee to Holders...................................83
SECTION 7.7   Compensation and Indemnity......................................83
SECTION 7.8   Replacement of Trustee..........................................84
SECTION 7.9   Successor Trustee by Merger, Etc................................85
SECTION 7.10  Eligibility; Disqualification...................................85
SECTION 7.11  Preferential Collection of Claims Against Company...............86

                                  ARTICLE VIII

            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 8.1   Satisfaction and Discharge of Indenture.........................86
SECTION 8.2   Application by Trustee of Funds Deposited for Payment of
                  Securities..................................................88
SECTION 8.3   Repayment of Moneys Held by Paying Agent........................88
SECTION 8.4   Return of Moneys Held by Trustee and Paying Agent Unclaimed
                  for Two Years...............................................88
SECTION 8.5   Defeasance and Discharge of Indenture...........................88

                                                                            Page
                                                                            ----
SECTION 8.6   Defeasance of Certain Obligations...............................90
SECTION 8.7   Reinstatement...................................................92

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1   Without Consent of Holders......................................92
SECTION 9.2   With Consent of Holders.........................................93
SECTION 9.3   Compliance with Trust Indenture Act.............................94
SECTION 9.4   Revocation and Effect of Consents...............................95
SECTION 9.5   Notation on or Exchange of Securities...........................95
SECTION 9.6   Trustee to Sign Amendments, Etc.................................96

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1  Trust Indenture Act Controls....................................96
SECTION 10.2  Notices.........................................................96
SECTION 10.3  Communications by Holders with Other Holders....................98
SECTION 10.4  Certificate and Opinion of Counsel as to Conditions Precedent...98
SECTION 10.5  Statements Required in Certificate and Opinion of Counsel.......98
SECTION 10.6  Rules by Trustee, Paying Agent, Registrar.......................99
SECTION 10.7  Legal Holidays..................................................99
SECTION 10.8  Governing Law...................................................99
SECTION 10.9  No Recourse Against Others......................................99
SECTION 10.10 Successors.....................................................100
SECTION 10.11 Counterparts...................................................100
SECTION 10.12 Severability...................................................100
SECTION 10.13 Table of Contents, Headings, Etc...............................100
SECTION 10.14 No Adverse Interpretation of Other Agreements..................100
SECTION 10.15 Benefits of Indenture..........................................100
SECTION 10.16 Independence of Covenants......................................100

                                   ARTICLE XI

                           SUBORDINATION OF SECURITIES

SECTION 11.1  Agreement to Subordinate.......................................101

                                                                            Page
                                                                            ----
SECTION 11.2  Payments to Securityholders....................................101
SECTION 11.3  Subrogation of Securities......................................103
SECTION 11.4  Authorization by Securityholders...............................105
SECTION 11.5  Notice to Trustee..............................................105
SECTION 11.6  Trustee's Relation to Senior Debt..............................106
SECTION 11.7  o Impairment of Subordination..................................107


SIGNATURES        ...........................................................S-1

EXHIBIT A - Form of Note
EXHIBIT B - Form of Debenture
EXHIBIT C - Form of Certificate  of Transfer
EXHIBIT D - Form of Certificate of Exchange

          INDENTURE dated as of October 29, 1997, between THE AES CORPORATION, a Delaware corporation, as Issuer (the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as Trustee (the "Trustee").

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the 8.50% Senior Subordinated Notes due 2007 of the Company (the "Notes") and 8.875% Senior Subordinated Debentures due 2027 (the "Debentures" and collectively with the Notes, the "Securities") to be issued as provided for in this Indenture. All things necessary to make this Indenture a valid, binding agreement of the Company, in accordance with its terms, have been done.

          The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders:


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

          SECTION 1.1 Definitions.
                      -----------

          "Acquisition Debt" means Debt of any Person existing at the time such Person became a Restricted Subsidiary of the Company (or such Person is merged into the Company or one of its Restricted Subsidiaries) or assumed in connection with the acquisition of assets from any such Person (other than assets acquired in the ordinary course of business), including Debt Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company (but excluding Debt of such Person which is extinguished, retired or repaid in connection with such Person becoming a Restricted Subsidiary of the Company).

          "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement.

          "Adjusted Consolidated Net Income" means, for any period, for any Person the aggregate Net Income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in conformity with GAAP plus the Net Income of any Restricted Subsidiary of such Person for prior periods to the extent such Net Income is actually paid in cash to such Person during such period plus the Net Income of any Person (other than a Restricted Subsidiary) in which such Person has a joint interest with a third party for prior periods to the extent such Net Income is actually paid in cash to such Person during such period; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the Net Income (or loss) of any Person (other than a Restricted Subsidiary) in which such Person has a joint interest with a third party, except to the extent such Net Income is actually paid in cash to such Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clauses (c)(1) or (c)(2) of Section 4.13 (and in such case, except to the extent includible pursuant to clause (i) above), the Net Income (if positive) of such Person accrued prior to the date it becomes a Restricted Subsidiary of any other Person or is merged into or consolidated with such other Person or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by such other Person or any of its Restricted Subsidiaries; (iii) the Net Income (or loss) of any Restricted Subsidiary of such Person, except to the extent such Net Income (if positive) is actually paid in cash to such Person during such period; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) the cumulative effect of a change in accounting principle; and (vi) any amounts paid or accrued as dividends on Preferred Stock of such Person or Preferred Stock of any Restricted Subsidiary of such Person.

          "AES Hawaii" means AES Hawaii Management Co., Inc., a Delaware corporation and a Subsidiary of the Company, and its successors.

          "AES Oklahoma" means AES Oklahoma Management Co., Inc., a Delaware corporation and a Subsidiary of the Company, and its successors.

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any Person is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent"  means  any  Registrar,   Paying  Agent,   transfer  agent  or
Authenticating Agent.

          "Applicable Procedures" means, with respect to any transfer or exchange of interests in a Global Security, the rules and procedures of DTC, Euroclear or Cedel that apply to such transfer or exchange.

          "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the Property of any Person other than the Company or any of its Restricted Subsidiaries that constitutes substantially all of an operating unit or business of such Person.

          "Asset Disposition" means, with respect to any Person, any sale, transfer, conveyance, lease or other disposition (including by way of merger, consolidation or sale-leaseback) by such Person or any of its Restricted
Subsidiaries to any Person (other than to such Person or a Consolidated Subsidiary of such Person and other than in the ordinary course of business) of
(i) any assets (excluding cash and cash equivalents) of such Person or any of its Restricted Subsidiaries or (ii) any shares of Capital Stock of such Person's Restricted Subsidiaries. For purposes of this definition, any disposition in connection with directors' qualifying shares or investments by foreign nationals mandated by applicable law shall not constitute an Asset Disposition. In addition, the term "Asset Disposition" shall not include any sale, transfer, conveyance, lease or other disposition of assets governed by Section 5.1. The term "Asset Disposition" also shall not include (i) any sale of shares of Preferred Stock of a Restricted Subsidiary, (ii) the grant of a security interest by any Person in any assets or shares of Capital Stock securing a borrowing by, or contractual performance obligation of, such Person or any Restricted Subsidiary of such Person, (iii) a sale-leaseback transaction involving substantially all of the assets of a Power Supply Business where a Restricted Subsidiary of the Company sells the Power Supply Business to a Person in exchange for the assumption by that Person of the Debt financing the Power Supply Business and the Restricted Subsidiary leases the Power Supply Business from such Person, (iv) dispositions of contract rights, development rights and resource data made in connection with the initial development of a Power Supply Business, made prior to the commencement of commercial operation of such Power Supply Business or (v) transactions made in order to enhance the repatriation of cash proceeds in connection with a Foreign Asset Disposition or in order to increase the after-tax proceeds thereof available for immediate distribution.

          "Asset Sale" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary of the Company) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Company or (ii) all or substantially all of the Property that constitutes an operating unit or business of the Company or any of its Restricted Subsidiaries.

          "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the product of
(A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security multiplied by (B) the amount of such principal payment by (ii) the sum of all such principal payments.

          "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal or state law for the relief, reorganization, adjustment or recomposition of debtors.

          "Bank Agent" means Morgan Guaranty Trust Company of New York, as agent for the Banks pursuant to the Bank Credit Agreement, and any successor or successors thereto in such capacity.

          "Bank Credit Agreement" means the Credit Agreement dated as of August 2, 1996 among the Company, the Banks named on the signature pages thereof and the Bank Agent, as such agreement has been and may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, or restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Restricted Subsidiaries of the Company and whose obligations are guaranteed by the Company thereunder) all or any portion of, the Debt under such agreement or any successor agreements and includes any agreement with one or more banks or other lending institutions refinancing all or any portion of the Debt under such agreement or any successor agreements.

          "Banks" means the lenders who are from time to time parties to the Bank Credit Agreement.

          "Board of Directors" means either the Board of Directors of the Company or (except for the purposes of clause (iii) of the definition of "Change of Control") any committee of such Board duly authorized to act hereunder.

          "Board Resolution" means one or more resolutions of the Board of Directors, certified by the secretary or an assistant secretary to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

          "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of, or interests in (however designated), the equity of such Person which is outstanding or issued on or after the Closing Date, including, without limitation, all Common Stock and Preferred Stock and partnership and joint venture interests of such Person.

          "Capitalized Lease" means, as applied to any Person, any lease of any Property of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

          "Cedel" means Cedel Bank, societe anonyme.

          "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group (as that term is used in Section 13(d)(3) of the Exchange Act) of Persons, (ii) a Person or group (as so defined) of Persons (other than management of the Company on the date of this Indenture or their Affiliates) shall have become the beneficial owner of more than 35% of the outstanding Voting Stock of the Company, or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board of Directors (together with any new director whose election or nomination was approved by a major-ity of the directors then in office who were either directors at the beginning of such period or who were previously so approved) cease to constitute a majority of the Board of Directors.

          "Change of Control Offer" has the meaning provided in Section 4.11.

          "Closing Date" means the date on which the Securities are originally issued under this Indenture.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

          "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of common stock of such Person which is outstanding or issued on or after the date of this Indenture, including, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article V of this Indenture and thereafter means the successor.

          "Consolidated EBITDA" of any Person for any period means the Adjusted Consolidated Net Income of such Person, plus (without duplication) (i) income taxes (other than income taxes (x) (either positive or negative) attributable to extraordinary and non-recurring gains or losses or Asset Sales and (y) actually payable with respect to such period) determined on a consolidated basis for such Person and its Consolidated Subsidiaries in accordance with GAAP to the extent payable by such Person, (ii) Consolidated Fixed Charges, (iii) depreciation and amortization expense for such period and prior periods, all determined on a consolidated basis for such Person and its Consolidated Subsidiaries in accordance with GAAP, but only to the extent that the positive cash flow associated with such depreciation and amortization expense is actually received in cash by such Person during such period and (iv) all other non-cash items reducing Net Income for such period and prior periods, all determined on a consolidated basis for such Person and its Consolidated Subsidiaries in accordance with GAAP, but only to the extent that the positive cash flow associated with such non-cash items is actually received in cash by such Person during such period, and less (without duplication) (i) all non-cash items increasing Net Income of such Person during such period and prior periods, but only to the extent that positive cash flow associated with such non-cash items in not actually received in cash by such Person during such period, and (ii) the aggregate amount of any capitalized expenses (including capitalized interest) paid by such Person during such period which have the effect of increasing Net Income for such period.

          "Consolidated Fixed Charges" of any Person means, for any period, the aggregate of (i) Consolidated Interest Expense, (ii) the interest component of Capitalized Leases, determined on a consolidated basis for such Person and its Consolidated Subsidiaries in accordance with GAAP, excluding any interest component of Capitalized Leases in respect of that portion of a Capitalized Lease Obligation of a Restricted Subsidiary that is Non-Recourse to such Person and (iii) cash and non-cash dividends due (whether or not declared) on any Redeemable Stock of such Person.

          "Consolidated Interest Expense" of any Person means, for any period, the aggregate interest expense in respect of Debt (including amortization of original issue discount and non-cash interest payments or accruals) of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, including all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs associated with Interest Rate Agreements and any amounts paid during such period in respect of such interest expense, commissions, discounts, other fees and charges that have been capitalized; provided that Consolidated Interest Expense of the Company shall not include any interest expense (including all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs associated with Interest Rate Agreements) in respect of that portion of Debt of a Restricted Subsidiary of the Company that is Non-Recourse to the Company; and provided further that Consolidated Interest Expense of the Company in respect of a Guarantee by the Company of Debt of a Restricted Subsidiary shall be equal to the commissions, discounts, other fees and charges that would be due with respect to a hypothetical letter of credit issued under the Bank Credit Agreement that can be drawn by the beneficiary thereof in the amount of the Debt so guaranteed if (i) the Company is not actually making directly or indirectly interest payments on such Debt and (ii) GAAP does not require the Company on an unconsolidated basis to record such Debt as a liability of the Company.

          "Consolidated Subsidiary" means at any date with respect to any Person, any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date, other than an Unrestricted Subsidiary.

          "Consolidated Total Assets" means, with respect to any Person at any time, the total assets of such Person and its Consolidated Subsidiaries at such time determined in conformity with GAAP.

          "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date of this Indenture, located at One First National Plaza, Suite 0216, Chicago, Illinois 60670-0126.

          "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Restricted
Subsidiaries against fluctuations in currency values to or under which such Person or any of its Restricted Subsidiaries is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary thereafter.

          "Debenture" or "Debentures" means any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture.

          "Debt" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases,
(vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the lesser of the fair market value of such asset or the amount of such Debt, (vii) all Debt of others Guaranteed by such Person to the extent such Debt is Guaranteed by such Person, (viii) all Redeemable Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and (ix) to the extent not otherwise included in this definition, all obligations of such Person under Currency Agreements and Interest Rate Agreements.

          "Default" means any Event of Default as defined in Section 6.1 and any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 2.10.

          "Designated Senior Debt" means (i) Debt under the Bank Credit Agreement and (ii) Debt constituting Senior Debt which, at the time of its determination, (A) has an aggregate principal amount of at least $30 million and
(B) is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

          "DTC" means The Depository Trust Company or its successors.

          "Euroclear" means Morgan Guaranty Trust Company of New York (Brussels Office) as operator of the Euroclear system.

          "Event of Default" has the meaning provided in Section 6.1.

          "Excess Cash Flow" of any Person for any period means Consolidated EBITDA less Consolidated Fixed Charges less any income taxes actually paid by such Person during such period.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

          "Finance Subsidiary" means a Wholly-Owned Subsidiary of the Company that does not engage in any activity other than (i) the holding of Debt of the Company that both (x) is subordinated to the Securities and (y) provides for no payments of principal by way of sinking fund, mandatory redemption or otherwise prior to the maturity of the Securities, (ii) the issuance of Capital Stock and (iii) any activity necessary, incidental or related to the foregoing.

          "Fixed Charge Ratio" means the ratio, on a pro forma basis, of (i) the aggregate amount of Consolidated EBITDA of any Person for the Reference Period immediately prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Ratio (the "Transaction Date") to (ii) the aggregate Consolidated Fixed Charges of such Person during such Reference Period; provided that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Fixed Charges, (1) the Incurrence of the Debt giving rise to the need to calculate the Fixed Charge Ratio and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period, (2) Asset Sales and Asset Acquisitions which occur during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date (but including any Asset Acquisition to be made with the Debt Incurred pursuant to clause (1) above) shall be assumed to have occurred on the first day of the Reference Period, (3) the Incurrence of any Debt during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date and the application of the proceeds therefrom shall be assumed to have occurred on the first day of such Reference Period, (4) Consolidated Interest Expense attributable to any Debt (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period unless such Person or any of its Restricted Subsidiaries is a party to an Interest Rate Agreement (which shall remain in effect for the twelve month period after the Transaction Date) which has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used and (5) there shall be excluded from Consolidated Fixed Charges any Consolidated Fixed Charges related to any amount of Debt which was outstanding during and subsequent to the Reference Period but is not outstanding on the Transaction Date, except for Consolidated Fixed Charges actually incurred with respect to Debt borrowed (as adjusted pursuant to clause
(4)) (x) under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Transaction Date or (y) pursuant to clause (iv) of Section 4.8(b). For the purpose of making this computation, Asset Sales and Asset Acquisitions which have been made by any Person which has become a Restricted Subsidiary of the Company or been merged with or into the Company or any Restricted Subsidiary of the Company during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date shall be calculated on a pro forma basis (including all of the calculations referred to in clauses (1) through (5) above assuming such Asset Sales or Asset Acquisitions occurred on the first day of the Reference Period).

          "Foreign Asset Disposition" means any Asset Disposition in respect of the Capital Stock and/or Property of any Restricted Subsidiary of any Person where such Restricted Subsidiary is organized under the laws of any jurisdiction other than the U.S. or any state thereof or any Restricted Subsidiary of the type described in Section 936 of the Internal Revenue Code of 1986, as amended, to the extent that the proceeds of such Asset Disposition are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the U.S. or any state thereof.

          "GAAP" means generally accepted accounting principles in the U.S. as in effect as of the date of this Indenture applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Company's audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession.

          "Global Security" means each global security, without coupons, representing all or a portion of the Notes or the Debentures, respectively, deposited with DTC, substantially in the form of Exhibit A and Exhibit B, respectively, attached hereto.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Holder", "holder of Securities", "Securityholder" and other similar terms mean the registered holder of any Security.

          "Incur" means, with respect to any Debt, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Debt; provided that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Debt.

          "Indenture" means this Indenture as originally executed and delivered or as it may be amended or supplemented from time to time pursuant to the terms hereof.

          "Independent Financial Advisor" means a nationally recognized investment banking firm (i) which does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company and (ii) which, in the sole judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which such firm is being engaged.

          "Initial Global Securities" means the Regulation S Global Securities and the 144A Global Securities, each of which contains a Securities Act Legend.

          "Initial Securities" means the Securities containing a Securities Act Legend.

          "Interest Payment Date," when used with respect to any Security, means the stated maturity of an installment of interest specified in such Security.

          "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates to or under which such Person or any of its Restricted Subsidiaries is a party or a beneficiary on the date of the Indenture or becomes a party or a beneficiary thereafter.

          "Intermediate Holding Company" means any Restricted Subsidiary of the Company that serves as a holding company for the Company's direct or indirect interests in Power Supply Businesses and Unrelated Businesses.

          "Investment" in a Person means any investment in, loan or advance to, Guarantee on behalf of, directly or indirectly, or other transfer of assets to such Person. For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.13, "Investment" shall include (i) the fair market value of the assets (net of liabilities) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or from any Person shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

          "Investment Grade" means, with respect to any security, a rating of Baa3 or higher of such security by Moody's Investors Service Inc. together with a rating of BBB- or higher of such security by Standard & Poor's Corporation.

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

          "Legal Holiday" means any day other than a Business Day.

          "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Indenture, the Company shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

          "Mandatory Sinking Fund Payment Amount" shall have the meaning set forth in Section 3.8.

          "Mandatory Sinking Fund Redemption Date" shall have the meaning set forth in Section 3.8.

          "Material AES Entity" means (i) any Subsidiary Guarantor, (ii) any of AES Connecticut Management Co., Inc., AES Thames, Inc., AES Barbers Point, Inc. and AES Shady Point, Inc. and (iii) any other Person in which the Company has a direct or indirect equity Investment if such Person's contribution to Consolidated EBITDA of the Company for the four most recently completed fiscal quarters of the Company constitutes 15% or more of the Consolidated EBITDA of the Company for such period, in each case, other than an Unrestricted Subsidiary.

          "Material Subsidiary" of a Person means, as of any date, any Restricted Subsidiary that would constitute a "significant subsidiary" within the meaning of Article 1 of Regulation S-X.

          "Maturity Date," when used with respect to any Security, means the date specified in such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to Section 6.2 or any Change of Control Offer pursuant to Section 4.11).

          "Net Cash Proceeds" from an Asset Disposition means cash opayments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposition of such note or receivable), excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property disposed of in such Asset Disposition or received in any other noncash form) therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, consent and waiver fees and any applicable premiums, earn-out or working interest payments or payments in lieu or in termination thereof), and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP (i) as a consequence of such Asset Disposition, (ii) as a result of the repayment of any Debt in any jurisdiction other than the jurisdiction where the Property disposed of was located or (iii) as a result of any repatriation to the U.S. of any proceeds of such Asset Disposition, and in each case net of a reasonable reserve for the after tax-cost of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by the Company or any of its Restricted Subsidiaries in connection with such Asset Disposition (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made during the term of the Securities), and net of all payments made on any Debt which is secured by such Property, in accordance with the terms of any Lien upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all distributions and other payments made to minority interest holders in Restricted Subsidiaries or Joint Ventures as a result of such Asset Disposition.

          "Net Income" of any Person for any period means the net income (loss) of such Person for such period, determined in accordance with GAAP, except that extraordinary and non-recurring gains and losses as determined in accordance with GAAP shall be excluded.

          "Net Worth" of any Person means, as of any date, the aggregate of capital, surplus and retained earnings (including any cumulative translation adjustment) of such Person and its Consolidated Subsidiaries as would be shown on a consolidated balance sheet of such Person and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP.

          "Non-Recourse" to a Person as applied to any Debt (or portion thereof) means that such Person is not directly or indirectly liable to make any payments with respect to such Debt (or portion thereof), that no Guarantee of such Debt (or portion thereof) has been made by such Person and that such Debt (or portion thereof) is not secured by a Lien on any asset of such Person.

          "Note" or "Notes" means any Note or Notes, as the case may be, authenticated and delivered under this Indenture.

          "Offering Memorandum" means the offering memorandum dated October 24, 1997 relating to the Securities.

                  "Officer" means, with respect to the Company,  the chairman of the board of  directors,  the  president or chief  executive  officer,  any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary.

          "Officers' Certificate" means a certificate signed in the name of the Company (i) by the chairman of the board of directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, complying with Section 10.5 and delivered to the Trustee. Each such certificate shall comply with Section 314 of the TIA and include (except as otherwise expressly provided in this Indenture) the statements provided in
Section 10.5.

          "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel. Each such opinion shall comply with Section 314 of the TIA and include the statements provided in Section 10.5, if and to the extent required thereby.

          "original issue date" of any Security (or portion thereof) means the earlier of (a) the date of authentication of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

          "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, it shall include Euroclear or Cedel).

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

          "Payment Blockage Period" shall have the meaning set forth in Section 11.2.

          "Permitted Investment" means any Investment of the type specified in clauses (iv) or (vi) of the definition of Restricted Payment which is made directly or indirectly by the Company and its Restricted Subsidiaries; provided that (i) at the time such Investment is made, the Company could Incur at least $1 of Debt under Section 4.8(a); (ii) at the time such Investment is made, no Event of Default or event that, after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing;
(iii) after giving effect to the Investment, the aggregate Investments made by the Company and its Restricted Subsidiaries in the applicable Person and in any other Persons that have a di-rect or indirect interest in the same Power Supply Business or Unrelated Business does not exceed 40% of the Net Worth of the Company as of the end of its most recently ended fiscal quarter; (iv) the Person in which the Investment is made is engaged only in the businesses described in Section 4.4; and (v) the Company directly or through its Restricted Subsidiaries either (x) controls, under an operating and management agreement or otherwise, the day to day management and operation of any Power Supply Business or Unrelated Business of the Person in which the Investment is made or (y) has significant influence over the management and operation of any such Power Supply Business or Unrelated Business in connection with such management or operation. To the extent that an Investment is not a Permitted Investment only because the aggregate investment limitation in clause (iii) above is not satisfied, such Investment shall be treated as a Permitted Investment to the extent of the limitation and any excess Investment shall be subject to the other restrictions of Section 4.13.

          "Permitted Payments" means with respect to the Company or any of its Restricted Subsidiaries (i) any dividend on shares of Capital Stock payable (or to the extent paid) solely in shares of Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to purchase Capital Stock (other than Redeemable Stock) and any distribution of Capital Stock (other than Redeemable Capital Stock) in respect of the exercise of any right to convert or exchange any instrument (whether Debt or equity and including Redeemable Stock);
(ii) any dividend or other distribution payable to the Company by any of its Restricted Subsidiaries or by a Restricted Subsidiary to another Restricted Subsidiary; (iii) the repurchase or other acquisition or retirement for value of any shares of the Company's Capital Stock, or any option, warrant or other right to purchase shares of the Company's Capital Stock with additional shares of, or out of the proceeds of a substantially contemporaneous issuance of, Capital Stock other than Redeemable Stock (unless the redemption provisions of such Redeemable Stock prohibit the redemption thereof prior to the date on which the Capital Stock to be acquired or retired was by its terms required to be redeemed); (iv) any defeasance, redemption, repurchase or other acquisition for value of any Debt which by its terms ranks pari passu with, or subordinate in right of payment to the Securities with the proceeds from the issuance of (x) Debt which is also pari passu with the Securities or subordinate to the Securities at least to the extent and in the manner as the Debt to be defeased, redeemed, repurchased or otherwise acquired is subordinate in right of payment to, the Securities; provided that such new pari passu or subor-
dinated Debt provides for no payments of principal by way of sinking fund, mandatory redemption or otherwise (including defeasance) by the Company (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to a "change of control" or "limitation on asset sale" covenant which is no more favorable to the holders of such Debt than the provisions contained in the Debt being replaced or, if none, Sections 4.11 and 4.15) prior to the maturity of Debt being replaced and the proceeds of such new pari passu or subordinated Debt are utilized for such purpose within 45 days of issuance or (y) Capital Stock (other than Redeemable Stock); (v) in respect of any actual payment on account of an Investment which is not fixed in amount at the time when made, the amount determined by the Board of Directors to be a Restricted Payment on the date such Investment was originally deemed to have been made (the "Original Restricted Payment Charge") plus an amount equal to the interest on a hypothetical investment in a principal amount equal to the Original Restricted Payment Charge assuming interest at the rate of 7% per annum compounded annually for a period beginning on the date the Investment was originally deemed to have been made and ending with respect to any portion of the Original Restricted Payment Charge actually paid on the date of actual payment, less any actual payments previously made on account of such Investment; provided that the Permitted Payment under this clause (v) shall in no event exceed the payment actually made; (vi) the declaration and payment of dividends to holders, or any payment on account of the purchase, redemption, retirement or acquisition for value, of any class or series of Redeemable Stock; or (vii) a Permitted Investment.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Physical  Securities"  means  those  Securities  issued  pursuant  to
Section 2.6(a).

          "Power Supply Business" means an electric power or thermal energy generation or cogeneration facility or related facilities, or electric power transmission, distribution, fuel supply or fuel transportation facilities, or any combination thereof, all subject to related security interests under related project financing arrangements, together with its or their related power supply, thermal energy and fuel contracts as well as other contractual arrangements with customers, suppliers and contractors.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference stock of such Person which is outstanding or issued on or after the date of this Indenture.

          "principal" of a Security means the principal amount of, and, unless the context indicates otherwise, includes any premium payable on, the Security.

          "Private Exchange Securities" shall have the meaning set forth in the Registration Rights Agreement.

          "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

          "Qualified Capital Stock" means any Capital Stock of a Person that is not Redeemable Stock.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Securities, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities or (iii) convertible into or exchangeable for (unless solely at the option of the Company) Capital Stock referred to in clause (i) or
(ii) above or Debt having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Redeemable Stock if the "asset sale" or "change of control" provision applicable to such Capital Stock is no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.11 and 4.15, and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase of Securities required to be repurchased by the Company under Sections 4.11 and 4.15.

          "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture and such Security.

          "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture and such Security.

          "Reference Period" means the four fiscal quarters for which financial information is available preceding the date of a transaction giving rise to the need to make a financial calculation.

          "Registrar" has the meaning provided in Section 2.3.

          "Registration   Rights   Agreement"  means  the  Registration   Rights
Agreement dated the date hereof among the Company, J.P. Morgan Securities Inc. and Salomon Brothers Inc.

          "Regular Record Date" for the interest payable on any Interest Payment Date means April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S promulgated under the Securities Act (including any successor registration thereto) as it may be amended from time to time.

          "Repurchase Date" shall have the meaning provided in Section 4.11.

          "Responsible Officer" when used with respect to the Trustee means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on any shares of such Person's Capital Stock;
(ii) any payment on account of the purchase, redemption, retirement or acquisition for value of such Person's Capital Stock; (iii) any defeasance, redemption, repurchase or other acquisition or retirement for value prior to scheduled maturity of any Debt subordinated in right of payment to the Securities and having a maturity date after the maturity of the Securities; (iv) any Investment in a Restricted Subsidiary after the occurrence of an event of default, as defined in any indenture or instrument evidencing or under which such Restricted Subsidiary has at the date of this Indenture or shall thereafter have outstanding any Debt, shall happen and be
continuing;  (v)  any  Investment  in  an  Unrestricted  Subsidiary;   (vi)  any
Investment made in an Affiliate (other than a Person that constitutes an Affiliate solely because of the Company's, or a Restricted Subsidiary of the Company's, control of such Person) and (vii) the conversion of such Person's Capital Stock into Debt of such Person or its Restricted Subsidiaries. Notwithstanding the foregoing, "Restricted Payment" shall not include any Permitted Payment.

          "Restricted Physical Security" means a Physical Security containing a Securities Act Legend.

          "Restricted   Subsidiary"   means  any   Subsidiary   other   than  an
Unrestricted Subsidiary.

          "Rule 144" shall have the meaning set forth in the Registration Rights Agreement.

          "Rule 144A" shall have the meaning set forth in the Registration Rights Agreement.

          "SEC" means the Securities and Exchange Commission.

          "Security" or "Securities" means any Security or Securities, as the case may be, authenticated and delivered under this Indenture and then outstanding under the terms of this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Debt" means the principal of (and premium, if any) and interest on all Debt of the Company whether created, incurred or assumed before, on or after the date of the issuance of the Securities; provided that Senior Debt shall not include (i) the Company's 10 1/4% Senior Subordinated Notes due 2006 and 8 3/8% Senior Subordinated Notes due 2007 which rank pari passu to the Securities and the Notes (in the case of the Debentures) and the Debentures (in the case of the Notes), (ii) Debt of the Company to any Affiliate, (iii) Debt that, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, was without recourse to the Company, (iv) any other Debt of the Company which by the terms of the instrument creating or evidencing the same are specifically designated as not being senior in right of payment to the Securities and (v) Redeemable Stock of the Company.

          "Series" shall mean either the Notes or the Debentures, but not both, as the context requires.

          "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

          "Significant Subsidiary" of a Person means, as of any date, any Restricted Subsidiary which has two or more of the following attributes: (i) it contributes 20% or more of such Person's Excess Cash Flow for its most recently completed fiscal quarter or (ii) it contributes 15% or more of Net Income before tax of such Person and its Consolidated Subsidiaries for such Person's most recently completed fiscal quarter or (iii) it constitutes 20% or more of Consolidated Total Assets of such Person at the end of such Person's most recently completed fiscal quarter.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.10.

          "Stated Maturity" means, with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which any principal of such debt security or any such installment of interest is due and payable.

          "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Subsidiary Guarantors" means (i) prior to the first day, if any, on which the Company's long-term debt is rated BBB- or higher by Standard & Poor's Corporation and Baa3 or higher by Moody's Investors Services, Inc., AES Oklahoma and AES Hawaii, and (ii) on and after such first day, if any, AES Hawaii.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.3.

          "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of
Article VII and thereafter means such successor.

          "Unrelated Business" means any business not of the same general type now conducted by the Company and its Restricted Subsidiaries.

          "Unrestricted Global Securities" means one or more Global Securities that do not and are not required to bear the Securities Act Legend.

          "Unrestricted   Physical   Securities"  means  one  or  more  Physical
Securities that do not and are not required to bear the Securities Act Legend.

          "Unrestricted Securities" means the Securities that do not and are not required to bear the Securities Act Legend.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated, provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Debt of the Subsidiary being so designated shall be deemed an "Incurrence" of such Debt and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either
(I) the  Subsidiary  to be so  designated  has total assets of $1,000 or less or
(II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.13 and (C) if applicable, the Incurrence of Debt and the Investment referred to in clause (A) of this proviso would be permitted under Sections 4.9 and 4.13. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (x) all Liens and Debt of such Unre-stricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be incurred for all purposes of this Indenture and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means securities which are (i) direct obligations of the U.S. for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the U.S. the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S., which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors of such Person.

          "Wholly-Owned Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person if all the Capital Stock or other ownership interests in such Restricted Subsidiary having ordinary voting power to elect the entire board of directors or entire group of other persons performing similar functions (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such Person.

           SECTION 1.2      Incorporation by Reference
                            of Trust Indenture Act.
                            ---------------------------

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following terms used in this Indenture that are defined in the TIA have the following meanings:

                  (a)  "Commission" means the SEC;

                  (b)  "indenture securities" means the Securities;

                  (c)  "indenture security holder" means a Securityholder;

                  (d)  "indenture to be qualified" means this Indenture;

                  (e) "indenture trustee" or "institutional trustee" means the Trustee; and

                  (f) "obligor" on the indenture securities means the Company or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by reference in the TIA to another statute or defined by the Securities Act or the Exchange Act and not otherwise defined herein have the meanings so assigned to them therein.

         SECTION 1.3    Rules of Construction.
                        ----------------------

         Unless the context otherwise requires:

                  (a)  a term has the meaning assigned to it;

                  (b)  "or" is not exclusive;

                  (c) words in the singular include the plural, and words in the plural include the singular;

                  (d)  provisions apply to successive events and transactions;

                  (e) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

                  (f) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

                                   ARTICLE II

                                 THE SECURITIES


           SECTION 2.1         Form and Dating.
                               ---------------

          (a) Global Securities. Notes and Debentures offered and sold to QIBs in reliance on Rule 144A shall be issued initially substantially in the form of Exhibit A and Exhibit B hereto, respectively, in the name of Cede & Co. as nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Any such Security shall be referred to herein as the "144A Global Security." Notes and Debentures offered and sold in reliance on Regulation S shall be issued initially substantially in the form of Exhibit A and Exhibit B hereto, respectively, in the name of Cede & Co. as nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Any such Security shall be referred to herein as the "Regulation S Global Security." Unrestricted Global Securities shall be issued initially in accordance with Sections 2.6(b)(iv), 2.6(c)(ii) and 2.6(e) in the name of Cede & Co. as nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided.

          Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests therein in accordance with the terms of this Indenture. Any change in the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the principal amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with reasonable instructions given by the Holder thereof as required by Section 2.6 hereof and shall be conclusively reflected on the books and records of the Trustee.

          Upon the issuance of the Global Security to DTC, DTC shall credit, on its internal book-entry registration and transfer system, its Participant's accounts with the respective interests owned by such Participants. Interests in the Global Securities shall be limited to Participants, including Euroclear and Cedel, and indirect Participants.

          The Participants shall not have any rights either under this Indenture or under any Global Security with respect to such Global Security held on their behalf by DTC, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest and Additional Interest, if any, on the Global Securities and for all other purposes. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Security.

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel, as in effect from time to time, shall be applicable to interests in the Regulation S Global Security that are held by the Participants through Euroclear or Cedel.

          (b) Physical Securities. All Securities will initially be issued in the form of Global Securities pursuant to Section 2.1(a). If Physical Securities are issued in accordance with Section 2.6(a), the Physical Securities which represent Notes and the Physical Securities which represent Debentures shall be issued initially substantially in the form of Exhibit A and Exhibit B hereto, respectively, in certificated form and issued in the names of the then beneficial holders thereof (or their nominees), duly executed by the Company and authenticated by the Trustee as hereinafter provided.

          (c) Securities. The provisions of the form of Securities contained in Exhibit A and Exhibit B hereto are incorporated herein by reference. The Notes and the Trustee's Certificates of Authentication shall be substantially in the form of Exhibit A hereto. The Debentures and the Trustee's Certificate of Authentication shall be substantially in the form of Exhibit B hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage and provided to the Trustee in writing by the Company. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. If required, the Securities may bear the appropriate legend regarding original issue discount for federal income tax purposes. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture.

          SECTION 2.2      Execution and Authentication.
                           -----------------------------

          Two Officers of the Company shall sign the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Securities for original issue from time to time, (ii) Private Exchange Securities from time to time for original issue or in exchange for a like principal amount of Initial Securities and (iii) Unrestricted Securities from time to time for original issue or in exchange for a like principal amount of Initial Securities, in each case upon a written order signed by an Officer of the Company. The order shall be based upon a Board Resolution of the Company and shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The order shall also provide instructions concerning registration, legends, if any, pursuant to Section 2.6(f), amounts for each Holder and delivery. If Notes or Debentures are to be issued after the date hereof, then the Company shall deliver Global Securities in the Form of Exhibit A or Exhibit B hereto, respectively, together with an order for the authentication and delivery by the Trustee of such Global Security or Securities and the Trustee shall, in accordance with this Section 2.2, authenticate and deliver such Global Security or Securities. The Securities shall be issued only in registered form, without coupons and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 2.3      Registrar and Paying Agent.
                           --------------------------

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Company may have one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent and shall, if required, incorporate the provisions of the TIA. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with the provisions of Section 7.7.

          The Company initially appoints the Trustee as Registrar and Paying Agent. The Company shall give written notice to the Trustee in the event that the Company decides to act as Registrar.

          SECTION 2.4      Paying Agent To Hold Money in Trust.
                           -----------------------------------

          The Company shall require each Paying Agent to agree in writing to hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall each notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon making such payment the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.5      Securityholder Lists.
                           ---------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.6      Transfer and Exchange.
                           ----------------------

          (a) Transfer and Exchange of Global Securities. Transfer of the Global Securities shall be by delivery. Global Securities may not be transferred as or exchanged for Physical Securities except (i) if DTC notifies the Company that it is unwilling or unable to continue to act as depositary with respect to the Global Securities or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 120 days, (ii) at any time if the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Physical Securities or (iii) if the owner of an interest in the Global Securities requests such Physical Securities, following an Event of Default under this Indenture, in a writing delivered through DTC to the Trustee.

          Upon the occurrence of any of the events specified in the previous paragraph, Physical Securities shall be issued in such names as DTC shall instruct the Trustee and the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly and direct DTC to make a corresponding reduction in its book-entry system. The Company shall execute and the Trustee shall authenticate and cause to be delivered to the Person designated in such instructions a Physical Security in the appropriate principal amount and of the appropriate Series. The Trustee shall deliver such Physical Securities to the Persons in whose names such Securities are so registered. Physical Securities issued in exchange for an Initial Global Security pursuant to this Section 2.6(a) shall bear the Securities Act Legend and shall be subject to all restrictions on transfer contained therein. Global Securities may also be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.8. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to
Section 2.7 or 2.8, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a).

          (b)  Transfer and  Exchange of  Interests  in Global  Securities.  The
transfer and exchange of interests in Global Securities shall be effected through DTC, in accordance with this Indenture and the procedures of DTC therefor. Interests in Initial Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. The Trustee shall have no obligation to ascertain DTC's compliance with any such restrictions on transfer. Transfers of interests in Global Securities shall also require compliance with subparagraph
(i) below, as well as one or more of the other following subparagraphs as applicable:

                    (i) All Transfers and Exchanges of Interests in Global Securities. In connection with all transfers and exchanges of interests in Global Securities (other than transfers of interests in a Global Security to Persons who take delivery thereof in the form of an interest in the same Global Security), the transferor of such interest must deliver to the Registrar (1) instructions given in accordance with the Applicable Procedures from a Participant or an indirect Participant directing DTC to credit or cause to be credited an interest in the specified Global Security of the specified Series in an amount equal to the interest to be transferred or exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase and
         (3) instructions given by the Holder of the Global Security of the specified Series to effect the transfer referred to in (1) and (2) above.

                   (ii) Transfer of Interests in the Same Initial Global Security. Interests in any Initial Global Security may be transferred to Persons who take delivery thereof in the form of an interest in the same Initial Global Security of the same Series in accordance with the transfer restrictions set forth in Section 2.6(f) hereof.

                  (iii) Transfer of Interests to Another Initial Global Security. Interests in any Initial Global Security may be transferred to Persons who take delivery thereof in the form of an interest in another Initial Global Security of the same series if the Registrar receives the following:

                           (A) if the transferee  will take delivery in the form
                  of an interest in a 144A Global Security of the same Series, then the transferor must deliver a cer-tificate in the form of Exhibit C hereto, including the certifications in item 1 thereof; or

                           (B) if the transferee  will take delivery in the form
                  of an interest in a Regulation S Global Security of the same Series, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item 2 thereof.

                   (iv) Transfer and Exchange of Interests in Initial Global Security for Interests in an Unrestricted Global Security. Interests in any Initial Global Security may be exchanged by the holder thereof for an interest in an Unrestricted Global Security of the same Series or transferred to a Person who takes delivery thereof in the form of an interest in an Unrestricted Global Security of the same Series if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Registration Statement in accordance with the Registration Rights Agreement;

                           (B) any such  transfer  is  effected  pursuant to the
                  Shelf   Registration   Statement   in   accordance   with  the
                  Registration Rights Agreement; or

                           (C) the Registrar receives the following:

                                    (1) if the holder of such an  interest in an
                           Initial Global Security proposes to exchange it for an interest in an Unrestricted Global Security of the same Series, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 1(a) thereof;

                                    (2) if the holder of such an  interest in an
                           Initial Global Security proposes to transfer it to a Person who shall take delivery thereof in the form of an interest in an Unrestricted Global Security of the same Series, a certificate in the form of Exhibit C hereto, including the certification in item 4 thereof; and

                                    (3) in each  such  case  set  forth  in this
                           paragraph (C), an Opinion of Counsel in form reasonably acceptable to the Company and the Trustee, to the effect that such exchange or transfer is in compliance with the Securities

                           Act and, that the restrictions on transfer contained herein and in Section 2.6(f) hereof are not required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to paragraph (B) above at a time when an Unrestricted Global Security of the appropriate Series has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Securities of the appropriate Series in an aggregate principal amount equal to the principal amount of interests in the Initial Global Security transferred pursuant to paragraph (B) above, provided the Company has made appropriate arrangements with DTC prior to delivery of such an authentication order to the Trustee.

                    (v) Notation by the Trustee of Transfer of Interests Among Global Securities. Upon satisfaction of the requirements for transfer of interests in Global Securities of the same Series pursuant to clauses (iii) or (iv) above, the Trustee shall reduce or cause to be reduced the aggregate principal amount of the relevant Global Security from which the interests are being transferred, and increase or cause to be increased the aggregate principal amount of the Global Security to which the interests are being transferred, in each case, by the principal amount so transferred and shall direct DTC to make corresponding adjustments in its book-entry system. No transfer of interests of a Global Security shall be effected until, and any transferee pursuant thereto shall succeed to the rights of a holder of such interests only when, the Registrar has made appropriate adjustments to the applicable Global Security in accordance with this paragraph.

          (c) Transfer or Exchange of Physical Securities for Interests in a Global Security.

                    (i) If any Holder of Physical Securities required to contain the Securities Act Legend proposes to exchange such Securities for an interest in a Global Security, then, upon receipt by the Registrar of a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 2 thereof which may be submitted by facsimile;

         the Trustee shall cancel the Physical Securities, increase or cause to be increased the aggregate principal amount of, the 144A Global Security or the Regulation S Global Security of the same Series, as the case may be, and direct DTC to make a corresponding increase in its book-entry system.

                   (ii) A Holder of Physical Securities required to contain the Securities Act Legend may exchange such Securities for an interest in an Unrestricted Global Security of the same Series only:

                           (A) if such exchange or transfer is effected pursuant
                  to the Exchange Registration Statement in accordance with the Registration Rights Agreement;

                           (B) any such  transfer  is  effected  pursuant to the
                  Shelf   Registration   Statement   in   accordance   with  the
                  Registration Rights Agreement;

                           (C) upon receipt by the  Registrar  of the  following
                  documentation (all of which may be submitted by facsimile):

                                    (1)  if  the   Holder   of   such   Physical
                           Securities proposes to exchange such Securities for an interest in an Unrestricted Global Security of the same Series, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 1(b) thereof;

                                    (2) an Opinion of Counsel in form reasonably
                           acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in Section 2.6(f) hereof are not required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to paragraph (B) above at a time when an Unrestricted Global Security of the appropriate Series has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Securities of the appropriate Series in an aggregate principal amount equal to the principal amount of Physical Securities transferred pursuant to paragraph (B) above.

                  (d)  Transfer and Exchange of Physical Securities.

                    (i) Transfer of a Physical Security to Another Physical Security. Following the occurrence of one or more of the events specified in Section 2.6(a), a Physical Security may be transferred to Persons who take delivery thereof in the form of another Physical Security of the same Series if the Registrar receives the following:

                           (A) if the transfer is being effected pursuant to and
                  in accordance with Rule 144A, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item 3(a) thereof; or

                           (B) if the transfer is being effected pursuant to and
                  in accordance with Regulation S, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item 3(b) thereof.

                   (ii) Transfer and Exchange of Restricted Physical Security for Physical Security Which Does Not Bear the Securities Act Legend. Following the occurrence of one or more of the events specified in
         Section  2.6(a)  and  the  receipt  by  the  Trustee  of  an  Officers'
         Certificate stating that such events have occurred, a Restricted Physical Security may be exchanged by the Holder thereof for a Physical Security of the same Series or transferred to a Person who takes delivery thereof in the form of a Physical Security of the same Series which does not bear the Securities Act Legend if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Registration Statement in accordance with the Registration Rights Agreement;

                           (B) any such  transfer  is  effected  pursuant to the
                  Shelf   Registration   Statement   in   accordance   with  the
                  Registration Rights Agreement; or

                           (C) the Registrar  receives a  certificate  from such
                  Holder in the form of Exhibit D hereto, including the certifications in item 1(c) thereof and an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the
                  Securities Act and, that the restrictions on transfer contained herein and in Section 2.6(f) hereof are not required in order to maintain compliance with the Securities Act.

                  (iii) Exchange of Physical Securities. When Physical Securities are presented by a Holder to the Registrar with a request to register the exchange of such Physical Securities for an equal principal amount of Physical Securities of the same Series but of other authorized denominations, the Registrar shall make the exchange as requested only if the Physical Securities are endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney duly authorized in writing and shall be issued only in the name of such Holder or its nominee. The Physical Securities issued in exchange for Physical Securities of the same Series shall bear the Securities Act Legend and shall be subject to all restrictions on transfer contained herein in each case to the same extent as the Physical Securities so exchanged.

                   (iv) Return of Physical Securities. In the event of a transfer pursuant to clauses (i) or (ii) above and the Holder thereof has delivered certificates representing an aggregate principal amount of Securities in excess of that to be transferred, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Physical Security or Securities of the same Series of any authorized denomination requested by the Holder, in an aggregate principal amount equal to the portion of the Security not so transferred.

          (e) Exchange Offer. Upon the occurrence of the Exchange Offer (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Officers' Certificate stating that the Exchange Registration Statement has become effective and that the Exchange Offer has occurred and an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Securities of the appropriate Series in an aggregate principal amount equal to the principal amount of the interests in the Initial Global Securities. Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Initial Global Securities of the appropriate Series to be reduced accordingly and direct DTC to make a corresponding reduction in its book-entry system.

          In the case that one or more of the events specified in Section 2.6(a) have occurred, upon the occurrence of such Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate Unrestricted Physical Securities of the appropriate Series in an aggregate principal amount equal to the principal amount of the Restricted Physical Securities tendered for acceptance by persons participating therein.

          (f) Legends.

          Each Initial Global Security and, if applicable, each Restricted Physical Security shall bear the legend (the "Securities Act Legend") in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO AES OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, THE HOLDER MUST SUBMIT A CERTIFICATE WITH RESPECT TO SUCH TRANSFER TO THE TRUSTEE (A FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE); AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE

         INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          (g) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

                  "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO A NOMINEE OF DTC, OR BY ANY SUCH NOMINEE OF DTC, OR BY DTC TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC). ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE."

          (h) Cancellation and/or Adjustment of Global Securities. At such time as all interests in the Global Securities of a Series have been exchanged for Physical Securities of the same Series, all Global Securities of that Series shall be returned to or retained and canceled by the Trustee in accordance with
Section 2.9 hereof. At any time prior to such cancellation, if any interest in a Global Security is exchanged for an interest in another Global Security or for Physical Securities of the same Series, the principal amount of Securities represented by such Global Security shall be reduced accordingly and all such changes to such Global Security shall be reflected on the books and records of the Trustee, by the Trustee to reflect such reduction.

          (i) General Provisions Relating to All Transfers and Exchanges.

                    (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities of the appropriate Series and, following the occurrence of one or more of the events specified in Section 2.6(a), Physical Securities of the appropriate Series upon a written order signed by an Officer of the Company or at the Registrar's request.

                   (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.8, 3.8, 4.11 and 4.15 hereof).

                  (iii) All Global Securities and Physical Securities issued upon any registration of transfer or exchange of Global Securities or Physical Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Physical Securities surrendered upon such registration of transfer or exchange.

                   (iv) The Company shall not be required (A) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business 15 days before the day of the mailing of the notice of redemption of Securities and ending at the close of business such mailing, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or
         (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

                    (v) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                   (vi) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 2.7      Replacement Securities.
                           -----------------------

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor, principal amount and Series and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and Series, having endorsed thereon and bearing a number not contemporaneously outstanding.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same Series duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 2.8      Temporary Securities.
                           ---------------------

          Pending the preparation of definitive Securities, the Company may execute and, upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities of the same Series upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations and like tenor and Series. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same Series.

          SECTION 2.9      Cancellation.
                           -------------

          All Securities surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be returned to the Company.

          SECTION 2.10     Defaulted Interest.
                           -------------------

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                    (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days prior to the date of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than five Business Days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid not later than the fifteenth day after such Special Record Date to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date.

                           (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payments shall be deemed practicable by the Trustee.

         SECTION 2.11      CUSIP or CINS Number.
                           ---------------------

         The Company in issuing the Securities may use a "CUSIP" or "CINS" number, and if so, such CUSIP or CINS number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP or CINS number.

         SECTION 2.12      Payments of Interest.
                           ---------------------

         (a) The Holder of a Physical Security at the close of business on the Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest and Additional Interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Physical Security subsequent to the regular record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest or Additional Interest due on such Interest Payment Date, in which case such Defaulted Interest and Additional Interest, if any, shall be paid in accordance with Section 2.10; provided that, in the event of an exchange of a Physical Security for a beneficial interest in any Global Security subsequent to a Regular Record Date or any Special Record Date and prior to or on the related Interest Payment Date or other payment date under Section 2.10, any payment of the interest and Additional Interest payable on such payment date with respect to any such Physical Security shall be made to the Person in whose name such Physical Security was registered on such record date. Payments of interest on the Global Securities will be made to the Holder of the Global
Security on each Interest Payment Date; provided that, in the event of an exchange of all or a portion of a Global Security for Physical Security subsequent to the Regular Record Date or any Special Record Date and prior to or on the related Interest Payment Date or other payment date under Section 2.10 any payment of interest or Additional Interest payable on such Interest Payment Date or other payment date with respect to the Physical Security shall be made to the Holder of the Global Security.

         (b) The Trustee shall pay interest and Additional Interest, if any, to DTC, with respect to any Global Security held by DTC, on the applicable Interest Payment Date in accordance with instructions received from the Company at least five Business Days before the applicable Interest Payment Date. The Company shall deliver such instructions in the form of an Officers' Certificate setting forth Additional Interest in the aggregate and per $1,000 principal amount of Securities to be paid on such Interest Payment Date.

         SECTION 2.13     Outstanding Securities.
                          -----------------------

         Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

         If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent holds on a redemption date or Maturity Date money sufficient to pay the principal of, and interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.14     Treasury Securities.
                          --------------------

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary or any of their respective Affiliates shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

         The Trustee may require an Officers' Certificate listing securities owned by the Company, any Subsidiary or any of their respective Affiliates.

                                   ARTICLE III

                            REDEMPTION OF SECURITIES


         SECTION 3.1      Right of Redemption.
                          --------------------

         The Securities may be redeemed at the election of the Company as provided by the terms of the Securities, as a whole or from time to time in part, at the times and at the Redemption Prices specified in the form of Security set forth in Exhibit A and Exhibit B together with any applicable accrued interest to the Redemption Date.

         SECTION 3.2      Applicability of Article.
                          -------------------------

         Redemption of Securities at the election of the Company, as permitted by the Securities or any provision of this Indenture, shall be made in accordance with such provision and this Article.

         SECTION 3.3      Election To Redeem; Notice to Trustee.
                          --------------------------------------

         The  election  of the  Company to redeem  any  Securities  pursuant  to
Section 3.1 shall be evidenced by a Board Resolution of the Company delivered to the Trustee. The Company shall, at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

          SECTION 3.4     Selection by Trustee of
                          Securities To Be Redeemed.
                          --------------------------

         If less than all the Securities of a Series are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee, from all outstanding Securities of a Series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.

         The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

         SECTION 3.5      Notice of Redemption.
                          ---------------------

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

                  All notices of redemption shall state:

                    (1)    the Redemption Date,

                    (2)    the Redemption Price,

                    (3) if less than all the outstanding Securities of a Series are to be redeemed, the identification including CUSIP numbers, (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

                    (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that, unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest, interest thereon will cease to accrue on and after said date, and

                    (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

         SECTION 3.6      Deposit of Redemption Price.
                          ----------------------------

         On or prior to 10:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price of and accrued interest on all the Securities which are to be redeemed on that date.

          SECTION 3.7      Securities Payable on Redemption Date.
                           -------------------------------------

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Paying Agent at the Redemption Price, together with any applicable accrued interest to the Redemption Date.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) and accrued interest on such unpaid principal shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.

          SECTION 3.8      Sinking Fund.
                           -------------

         (a) As and for a sinking fund for the retirement of the Debentures, the Company covenants and agrees that (so long as any of the Debentures are outstanding) it will, no later than 10:00 a.m. on each November 1st commencing with the year 2008 to and including the year 2026 (each such November 1st being herinafter referred to as a "Mandatory Sinking Fund Redemption Date"), deposit with the Trustee or any Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust), a sum in cash sufficient to redeem on each such November 1st $6,250,000 aggregate principal amount of the Debentures (subject to adjustment as provided in paragraph (b)) at a price equal to 100% of the principal amount thereof plus accrued interest (not otherwise paid or provided to be paid on or before the Redemption Date); provided, however, that the sinking fund requirement for any year shall never exceed the principal amount of Notes at the time outstanding. Each sum payable as provided in this Secton 3.9 is herein called a "Mandatory Sinking Fund Payment Amount".

         (b) The Mandatory Sinking Fund Payment Amount shall be subject to adjustment in the event that on or prior to any Mandatory Sinking Fund
Redemption Date the Company delivers or causes to be delivered to the Trustee for cancellation Debentures with an aggregate principal amount in excess of the Mandatory Sinking Fund Payment Amount for such next succeeding Mandatory Sinking Fund Redemption Date, in which case the Mandatory Sinking Fund Payment Amount applicable to each Mandatory

Sinking Fund Redemption Date after the next succeeding Mandatory Sinking Fund Redemption Date shall be adjusted to be the quotient obtained by dividing (i) the aggregate principal amount of Debentures outstanding after giving effect to such cancellation by (ii) the number of remaining Mandatory Sinking Fund Redemption Dates including the next succeeding Mandatory Sinking Fund Redemption Date.

         SECTION 3.9      Selection of Debentures.
                          ------------------------

         The Trustee shall select and call for redemption on each Mandatory Sinking Fund Redemption Date, on a pro rata basis, such an aggregate principal amount of outstanding Debentures as will exhaust the Mandatory Sinking Fund Payment Amount, as nearly as in the opinion of the Trustee may be practical, at the redemption price of 100% of the principal amount thereof plus interest accrued to the Redemption Date, and the Company shall cause notice of redemption of such Debentures on such Mandatory Sinking Fund Redemption Date to be give in the name of the Company and in the manner provided in Section 3.5 for the redemption of Securities in part at the option of the Company except that the notice of redemption shall also state that the Debentures are being redeemed pursuant to the operation of the sinking fund; and on and after such Mandatory Sinking Fund Redemption Date, if the necessary funds have been deposited with it, the Trustee shall apply or cause to be applied such sinking fund monies in the manner provided in Section 3.7 to the redemption of the Securities so selected.

          SECTION 3.10     Credit for Debentures Previously Acquired.
                           ------------------------------------------

         Notwithstanding any provision of Section 3.8 calling for payment of the Mandatory Sinking Fund Payment Amount in cash, the Company at its option in satisfaction of all or any part of any Mandatory Sinking Fund Payment Amount may, from time to time, by delivering to the Trustee not less than 45 days prior to the date of such Mandatory Sinking Fund Redemption Date, in lieu of paying all or any part of any Mandatory Sinking Fund Payment Amount in cash, Debentures for cancellation previously authenticated and delivered by the Trustee which were acquired during the 12-month period preceding such Mandatory Sinking Fund Redemption Date.

         The Debentures to be credited pursuant to this Section 3.10 shall be accompanied by an Officers' Certificate which shall specify (i) the amount of such Mandatory Sinking Fund Payment Amount to be made in cash and (ii) the aggregate principal amount of Debentures being delivered and credited against payment pursuant to this Section 3.10 and confirming that no Default in the payment of interest of the Debentures or Event of Default has occurred and is continuing.

         SECTION 3.11     Securities Redeemed in Part.
                          ----------------------------

         Upon surrender of a Security that is redeemed in part (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                   ARTICLE IV

                                    COVENANTS


         SECTION 4.1      Payment of Securities.
                          ----------------------

         The Company shall pay the principal of and interest on the Notes and Debentures on the dates and in the manner provided in the Notes and Debentures, respectively, and this Indenture.

         An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any Subsidiary of the Company or any Affiliate of any thereof) holds on such date by 10:00 a.m., New York City time, immediately available funds designated for and sufficient to pay such installment.

         The Company shall pay interest on overdue principal and on overdue installments of interest, in each case at the rate per annum specified in the Notes and Debentures, respectively, to the extent lawful.

         SECTION 4.2      Maintenance of Office or Agency.
                          -------------------------------

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency, where Securi-ties may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.2.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the offices of the Trustee as set forth in Section 10.2 as an agency of the Company in accordance with Section 2.3.

         SECTION 4.3      Corporate Existence.
                          --------------------

         Subject to Article V hereof, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect the corporate existence and rights (charter and statutory), licenses and/or franchises of the Company, provided that the Company shall not be required to preserve any such right, license or franchise, if in the reasonable and good faith judgment of the Board of Directors of the Company (i) such preservation or existence is not desirable in the conduct of business of the Company and (ii) the loss of such right, license or franchise is not adverse in any material respect to the Holders or to the Company or the ability of the Company to satisfy its obligations hereunder.

          SECTION 4.4     Limitation on Business.
                          -----------------------

         The Company (a) shall continue, and shall cause each Material AES Entity to continue, to engage in business of the same general type as now conducted by the Company and its Re-stricted Subsidiaries and (b) shall continue, and shall cause each Material AES Entity to continue, to operate its and their respective businesses on a basis substantially consistent with the policies and standards of the Company or such Material AES Entity as in effect on the Closing Date.

         SECTION 4.5      Limitation on Restricted Subsidiary
                          Investments and Mergers.
                          ------------------------

         The Company shall not permit any Restricted Subsidiary with any direct or indirect interest in a Power Supply Business to make any Investment in, or to consolidate or merge with, any other Person with a direct or indirect interest in any other Power Supply Business or any Unrelated Business. In addition, the Company will not permit any Restricted Subsidiary with any direct or indirect interest in any Unrelated Business to make any Investment in, or to consolidate or merge with, any other Person with a direct or indirect interest in any Power Supply Business or any other Unrelated Business. The Company's obligation to comply with this covenant shall terminate if and when the Securities become Investment Grade.

         The foregoing restrictions shall not apply to any Intermediate Holding Company; provided that (i) each such Intermediate Holding Company's direct and indirect interest in any Power Supply Business or Unrelated Business shall be limited to the ownership of Capital Stock or Debt obligations of a Person with a direct or indirect interest in such Power Supply Business or Unrelated Business;
(ii) no Intermediate Holding Company shall incur, assume, create or suffer to exist any Debt (including any Guarantee of Debt) other than Debt to the Company or Debt permitted under clauses (iii), (viii) and (xi) of Section 4.9(b); and
(iii) no Lien shall exist upon any assets of such Intermediate Holding Company whether now or hereafter acquired, except for Liens upon the Capital Stock of a Restricted Subsidiary of an Intermediate Holding Company securing Debt of such Restricted Subsidiary and Liens securing Debt permitted under clauses (iii) and
(xi) of Section 4.9(b).

         SECTION 4.6      Compliance Certificates.
                          ------------------------

         The Company shall furnish to the Trustee annually, on or before a date not more than four months after the end of its fiscal year (which, on the date hereof, is a calendar year), a brief certificate (which need not contain the statements required by Section 10.4) from its principal executive, financial or accounting officer as to his or her knowledge of the compliance of the Company with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) which certificate shall comply with the requirements of the TIA.

          SECTION 4.7     Reports.
                          --------

         So long as any Security is outstanding, the Company shall file with the SEC the annual reports, quarterly reports and the information, documents and other reports required to be filed by the Company with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act, whether or not the Company has or is required to have a class of securities registered under the Exchange Act, at the time it is or would be required to file the same with the SEC and within 15 days after it is or would be required to file such reports, information or documents with the SEC shall mail such reports, information and documents to the Holders at their addresses set forth in the Register of Securities maintained by the Registrar and the Trustee. The Company also shall comply with the other provisions of TIA ss. 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 4.8      Limitation on Debt.
                          -------------------

         (a) The Company shall not Incur any Debt, including Acquisition Debt, unless after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Fixed Charge Ratio of the Company would be greater than 2 to 1. The Company's obligation to comply with this covenant will terminate if and when the Notes become Investment Grade.

         (b) Notwithstanding the foregoing, the Company may Incur each and all of the following:

                    (i) Debt under or in respect of the Bank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $600 million;

                   (ii) Debt issued in exchange for, or the proceeds of which are used to refinance, outstanding Securities or other Debt of the Company in an amount (or, if such new

         Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount so exchanged or refinanced (plus accrued interest, premium, if any, and fees and expenses related to such exchange or refinancing); provided that (A) the date of any scheduled payment of principal by way of sinking fund, mandatory redemption or otherwise (including defeasance) on any Debt so refinanced or exchanged otherwise due after the final scheduled Maturity Date of the Securities shall not occur prior to such Maturity Date as a result of such exchange or refinancing and (B) new Debt the proceeds of which are used to exchange or refinance the Securities or other Debt of the Company that is subordinated in right of payment to the Securities shall only be permitted under this clause (ii) if (x) in case the Securities are exchanged or refinanced in part, such new Debt, by its terms or by the terms of any agreement or instrument pursuant to which such Debt is issued, is expressly made pari passu with, or subordinate in right of payment to, the remaining Securities, (y) in case the Debt to be exchanged or refinanced is subordinated in right of payment to the Securities, such new Debt, by its terms or by the terms of any agreement or instrument pursuant to which such Debt is issued, is expressly made subordinate in right of payment to the Securities, at least to the extent that the Debt to be exchanged or refinanced is subordinated in right of payment to the Securities and (z) in case the Securities are exchanged or refinanced in part or the Debt to be exchanged or refinanced is subordinated in right of payment to the Securities, as of the date the new Debt is Incurred, the Average Life of the new Debt shall be equal to or greater than the Average Life of the Securities or Debt to be exchanged or refinanced;

                  (iii) Debt of the Company to any of its Consolidated Subsidiaries, except that any transfer of such Debt by a Consolidated Subsidiary (other than to another Consolidated Subsidiary) will be deemed to be an Incurrence of Debt; provided that such Debt is expressly subordinated in right of payment to the Securities; and

                  (iv) Debt in an aggregate principal amount not to exceed $50 million at any one time outstanding.

                  (c) For purposes of determining any particular amount of Debt under this Section 4.8, Guarantees of, or obligations with respect to letters of credit supporting, Debt oth-erwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.8, (A) in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses and (B) the amount of Debt issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

         SECTION 4.9     Limitation on Restricted
                         Subsidiary Debt.
                         ----------------

         (a) The Company shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Debt, including Acquisition Debt. The Company's obligation to comply with this covenant will terminate if and when the Securities become Investment Grade.

         (b) Notwithstanding the foregoing, each and all of the following Debt may be Incurred by a Restricted Subsidiary:

                    (i)  Debt outstanding as of the Closing Date;

                   (ii) Debt Incurred for any purpose (including without limitation the purposes set forth in clause (iii) below) to the extent of the amount thereof that is also Debt of the Company and is permitted under Section 4.8;

                  (iii) Debt Incurred to finance the development, acquisition, construction, maintenance, working capital requirements in the ordinary course of business consistent with past practice or operation of a Power Supply Business or Unrelated Business in which the Company or any Restricted Subsidiary has a direct or indirect interest; provided that
         (a) such Debt shall be permitted under this clause (iii) only to the extent of the amount thereof which (x) is Non-Recourse to the Company and (y) is Non-Recourse to any other Restricted Subsidiary of the Company other than Restricted Subsidiaries which represented less than 33% of the Consolidated EBITDA of the Company for the Reference Period, and (b) upon the commencement of commercial operations of such Power Supply Business or, in the case of an acquisition of such Power Supply Business or Unrelated Business, upon the date of such acquisition, the Company directly or through its Restricted Subsidiaries either (x) controls, under an operating and management agreement or otherwise, the day to day management and operation of the Power Supply Business or Unrelated Business so financed or (y) has significant influence over the management and operation of such Power Supply Business or Unrelated Business;

                   (iv) Debt issued in exchange for, or the proceeds of which are used to refinance, outstanding Debt of such Restricted Subsidiary otherwise permitted under the Indenture in an amount (or, if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount so exchanged or refinanced (plus accrued interest, premium, if any, and fees and expenses related to such exchange or refinancing plus any principal amounts previously repaid); provided that (a) the new Debt shall be Non-Recourse to the Company to the same extent as the Debt to be exchanged or refinanced, (b) if such Restricted Subsidiary has a direct or indirect interest in any Power Supply Business or Unrelated Business, the new Debt shall be Non-Recourse to any other Restricted Subsidiary of the Company other than Restricted Subsidiaries which represented less than 33% of the Consolidated EBITDA of the Company for the Reference Period, (c) the date of any scheduled payment of principal by way of sinking fund, mandatory redemption or otherwise (including defeasance) on any Debt so refinanced or exchanged otherwise due after the final scheduled Maturity Date of the Securities shall not occur prior to such Maturity Date as a result of such exchange or refinancing and (d) if the new Debt refinances principal amounts previously repaid, (x) such new Debt shall be permitted only if on the date such new Debt is Incurred, the Company could incur at least $1 of Debt under Section 4.8(a) and (y) the proceeds from such new Debt are not to be used to make any Restricted Payments;

                  (v) Guarantees of Debt of the Company under the Bank Credit Agreement;

                  (vi) Debt Incurred to support the performance obligations of a Restricted Subsidiary engaged in providing construction management or operating services to a Power Supply Business; provided that (a) such Debt shall be permitted under this clause (vi) only to the extent of the amount thereof which is Non-Recourse to the Company and is Non-Recourse to any other Restricted Subsidiary of the

         Company other than Restricted Subsidiaries which represented less than 33% of the Consolidated EBITDA of the Company for the Reference Period, and (b) upon the commencement of commercial operation of such Power Supply Business or in the case of an acquisition of such Power Supply Business, upon the date of such acquisition, the Company directly or through its Restricted Subsidiaries either (x) controls, under an operating and management agreement or otherwise, the day to day management and operation of such Power Supply Business or (y) has significant influence over the management and operation of such Power Supply Business;

                  (vii) Debt in an aggregate amount for all Restricted Subsidiaries at any one time outstanding of not more than $50 million Incurred to finance the on-going operation, but not any expansion or improvement, of a Power Supply Business or Unrelated Business in which such Restricted Subsidiary has a direct or indirect interest; provided that such Debt shall be permitted under this clause (vii) only to the extent it is Non-Recourse to the Company and to any other Restricted Subsidiary of the Company other than Restricted Subsidiaries which represented less than 33% of the Consolidated EBITDA of the Company for the Reference Period;

                  (viii) Debt of any Restricted Subsidiary of the Company owed to (A) the Company or (B) any Restricted Subsidiary of the Company;

                  (ix) Debt in respect of Currency Agreements or Interest Rate Agreements;

                  (x) Debt that is Non-Recourse to the Company and Non-Recourse to any other Restricted Subsidiary of the Company other than Restricted Subsidiaries which represented less than 33% of the Consolidated EBITDA of the Company for the Reference Period, only to the extent that the proceeds of such Debt are received by the Company or an Intermediate Holding Company as a result of such proceeds being used to pay dividends or make distributions on the Capital Stock of such Restricted Subsidiary and any other Restricted Subsidiary in the chain of ownership between the Company or such Intermediate Holding Company and such Restricted Subsidiary;

                  (xi) Acquisition Debt and Debt incurred to finance the acquisition of a Power Supply Business; provided that such Acquisition Debt and other Debt is Non-Recourse to the Company or any Person that was a Restricted Subsidiary of the Company immediately prior to such Incurrence; and provided further that where any Debt is incurred to finance the acquisition of more than one Power Supply Business, all such acquisitions shall have occurred within 180 days of each other; and

                  (xii) Debt of the type described in clause (iii) of the definition thereof the Incurrence of which causes a corresponding reduction in any debt service or other similar cash reserve required to be maintained in connection with any Debt of such Restricted Subsidiary permitted by clause (iii) above and (to the extent that the same constitutes a refinancing of Debt permitted under such clause (iii)), clause (iv) above, in each case, only to the extent that the proceeds from such reserve reduction are received by the Company or an Intermediate Holding Company as a result of such proceeds being used to pay dividends or make distributions on the Capital Stock of such Restricted Subsidiary and any other Restricted Subsidiary in the chain of ownership between the Company or such Intermediate Holding Company and such Restricted Subsidiary.

         (c) For purposes of determining compliance with this Section 4.9, (A) in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses and (B) the amount of Debt issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

          SECTION 4.10      Limitation on Additional Tiers of
                            Senior Subordinated Debt.
                            -------------------------

         The Company shall not Incur or suffer to exist any Debt, other than Debt evidenced by the Securities, that is subordinate in right of payment to any Senior Debt unless such Debt, by its terms or the terms of the instrument creating or evidencing it, is pari passu with, or subordinate in right of payment to, the Securities; provided that any Debt of the Company or any of its Restricted Subsidiaries which is outstanding on the Closing Date shall be excluded from the operation of this covenant.

         SECTION 4.11      Change of Control.
                           ------------------

         (a) Upon a Change of Control, each Holder of the Securities shall have, subject to Article XI, the right to require that the Company repurchase such Holder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase in accordance with Section 4.11(b) hereof.

         (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of the Securities at their last registered addresses with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (the "Change of Control Offer");

                  (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                  (3) the repurchase date (which shall be not earlier than 30 days or later than 60 days from the date such notice is mailed and which shall be the same date for the Notes, if then outstanding, and the Debentures), (the "Repurchase Date");

                  (4) that any Security not tendered will continue to accrue interest;

                  (5) that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Repurchase Date;

                  (6) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Repurchase Date;

                  (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day (or such shorter periods as may be required by applicable law) preceding the Repurchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; and

                  (8)  that  Holders  which  elect  to  have  their   Securities
         purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered.

                  (c) On the Repurchase Date, the Company shall:

                        (i) accept for payment  Securities  or portions  thereof
            tendered pursuant to the Change of Control Offer;

                        (ii) deposit by 10:00 a.m., New York City time, with the
            Trustee money sufficient to pay the purchase price of all Securities or portions thereof so tendered; and

                        (iii) deliver or cause to be delivered to the Trustee Securities so accepted together with an Officers' Certificate identifying the Securities or portions thereof tendered to the Company.

          The Trustee shall promptly mail to the Holders of the Securities so accepted payment in an amount equal to the purchase price, and promptly authenticate and make available for delivery to such Holders a new Security of the same Series in a principal amount equal to any unpurchased portion of the Security surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date.

          The Company shall comply with all applicable tender offer rules, including without limitation, Rule 14e-1 under the Exchange Act, in connection with a Change of Control Offer.

           SECTION 4.12      Limitation on Transactions
                             with Affiliates.
                             ----------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly enter into any transaction (including, without limitation, the sale, purchase or lease of any assets or properties or the rendering of any services) involving aggregate consideration in excess of $5 million with any Affiliate (other than a Person that constitutes an Affiliate solely because of the Company's or a Subsidiary of the Company's control of such Person except for any Unrestricted Subsidiary) or holder of 5% or more of any class of Capital Stock of the Company except for transactions (including, subject to Section 4.13, any loans or advances by or to, or Guarantee on behalf of, any Affiliate or any such holder) made in good faith the terms of which are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with Persons who are not such a holder or Affiliate; provided that any such transaction shall be conclusively deemed to be on terms which are fair and reasonable to the Company or any of its Restricted Subsidiaries and on terms which are at least as favorable as the terms which could be obtained on an arm's-length basis with Persons who are not such a holder or Affiliate if such transaction is approved by a majority of the Company's directors (including a majority of the Company's independent directors); and provided further, that with respect to the purchase or disposition of assets of the Company or any of its Restricted Subsidiaries having a net book value in excess of $15 million, in addition to approval of its Board of Directors, the Company shall obtain a written opinion of an Independent Financial Advisor stating that the terms of such transaction are fair to the Company or its Restricted Subsidiary, as the case may be, from a financial point of view; and provided further that the fairness, reasonableness and arm's-length nature of the terms of any transaction which is part of a series of related transactions may be determined on the basis of the terms of the series of related transactions taken as a whole. This Section 4.12 shall not apply to (a) transactions between the Company or any of its Restricted Subsidiaries and any employee of the Company or any of its Restricted Subsidiaries that are approved by the Board of Directors or any committee of the Board of Directors consisting of the Company's independent directors, (b) the payment of reasonable and customary regular fees to directors of the Company or a Restricted Subsidiary,
(c) any transaction between the Com-
pany and any of its Consolidated Subsidiaries or between any of its Consolidated Subsidiaries, (d) any Permitted Payment and any Restricted Payment not otherwise prohibited by Section 4.13 or (e) the provision of general corporate administrative, operating and management services, including, without limitation, procurement, construction engineering, construction administration, legal, accounting, financial, money management, risk management, personnel, administration and business planning services, in each case, in the ordinary course.

          SECTION 4.13      Limitation on Restricted Payments.
                            ----------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if after giving effect to such Restricted Payment:

                    (a) an Event of Default or event that, after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing;

                    (b) the  Company  could not Incur at least $1 of Debt  under
          Section 4.8(a); or

                    (c) the aggregate amount expended by the Company and its Restricted Subsidiaries for all Restricted Payments (the amount of any single or related series of Restricted Payments so expended or distributed, if in excess of $15 million and other than in cash, to be determined in good faith by the Board of Directors, as evidenced by a Board resolution) after April 1, 1997 shall exceed the sum of:

                            (1) 50% of the Net  Income  of the  Company  and its
                  Consolidated Subsidiaries for the period (taken as one accounting period) beginning on April 1, 1997 and ending on the last day of the fiscal quarter for which financial information is available immediately prior to the date of such calculation; provided that if Net Income for such period is less than zero, then minus 100% of such net loss; plus

                            (2) the aggregate net proceeds  (including  the fair
                  market value of proceeds other than cash, as determined in good faith by the Board of Directors, as evidenced by a Board Resolution if the fair market value of such non-cash proceeds is in excess of $15 million) received by (A) the Company from and after April 1, 1997 from the issuance and sale (other than to a Restricted Subsidiary) of its Capital Stock (excluding Redeemable Stock, but including Capital Stock other than Redeemable Stock issued upon conversion of, or in exchange for, Redeemable Stock or securities other than its Capital Stock), and warrants, options and rights to purchase its Capital Stock (other than Redeemable Stock), but excluding the net proceeds from the issuance, sale, exchange, conversion or other disposition of its Capital Stock convertible (unless solely at the option of the Company) into (x) any security other than its Capital Stock or (y) its Redeemable Stock or
                  (B) a Finance Subsidiary of the Company from and after April 1, 1997 from the issuance and sale (other than to the Company or a Restricted Subsidiary) of its Qualified Capital Stock; plus

                            (3) to the extent not  included in clause (1) above,
                  the net reduction in Investments of the type specified in clauses (iv) through (vi) of the definition of Restricted Payment resulting from payments of interest on Debt, dividends, repayments of loans or advances, or other transfers of assets to the Company or other Person that made the original Investment from the Person in which such Investment was made or resulting from the sale or disposition of the Investment or other return of the amount of the Investment or from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary; provided that such payment, for purposes of the calculation to be made pursuant to this clause
                  (3), shall not exceed the amount of the original Investment; plus

                            (4) any amount  previously  included as a Restricted
                  Payment on account of an obligation by the Company or any Restricted Subsidiary to make a Restricted Payment which has not actually been made by the Company or any Restricted Subsidiary and which is no longer required to be paid by the Company or any Restricted Subsidiary; plus

                            (5)     $502 million;

provided that the foregoing clause (c) shall not prevent the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of this Section 4.13.

          For purposes of clause (c)(2) above, the aggregate net proceeds received by the Company (x) from the issuance of its Capital Stock upon the conversion of, or exchange for, securities evidencing Debt of the Company, shall be calculated on the assumption that the gross proceeds from such issuance are equal to the aggregate principal amount (or, if discount Debt, the accreted principal amount) of the Debt evidenced by such securities converted or exchanged and (y) upon the conversion or exchange of other securities of the Company shall be equal to the aggregate net proceeds of the original sale of the securities so converted or exchanged if such proceeds of such original sale were not previously included in any calculation for the purposes of clause (c)(2) above plus any additional sums payable upon conversion or exchange.

          The Company's obligation to comply with this covenant shall terminate if and when the Securities become Investment Grade.

          If an Investment which the Company or any Restricted Subsidiary is obligated to make either in part from time to time or in whole in the future is fixed in amount by the agreement setting forth such obligation, for purposes of determining whether such Investment is a Restricted Payment permitted under this
Section 4.13 or is a Permitted Payment, the Investment shall be deemed to have been made only once, in the amount so fixed, at the time the obligation first arises (and not when payments in respect thereof are later made). If an Investment which the Company or any Restricted Subsidiary is obligated to make either in part from time to time or in whole in the future is not fixed in amount by the agreement setting forth such obligation, for purposes of determining whether such Investment is a Restricted Payment permitted under this
Section 4.13 or is a Permitted Payment, the Investment shall be deemed to have been made at the time the obligation first arises in an amount to be determined in good faith by the Board of Directors, as evidenced by a Board Resolution, and any actual payments in respect of such Investment shall be deemed to be Investments made on the date of payment thereof. Subject to the terms of clause
(v) of the definition of Permitted Payments, such later Investments may be Permitted Payments.

          SECTION 4.14      Limitation on Dividend and other
                            Payment Restrictions Affecting
                            Subsidiaries.
                            -------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) make payments in respect of any Debt owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its Property to the Company or any other Restricted Subsidiary. The Company's obligation to comply with this covenant will terminate if and when the Securities become Investment Grade.

          This Section 4.14 shall not restrict or prohibit any encumbrances or restrictions existing: (i) in connection with the Incurrence of any Debt permitted under clauses (iii), (vi), (vii), (x) or (xi) of Section 4.9(b) or with respect to any portion thereof that is also Debt of the Company and permitted under Section 4.8; provided that such encumbrances or restrictions are required in order to effect such financing and are not materially more restrictive, taken as a whole, on the ability of the applicable Restricted Subsidiary to make the payments, distributions, loans, advances or transfers referred to in clauses (i) through (iv) of the preceding paragraph than encumbrances and restrictions, taken as a whole, customarily accepted (or, in the absence of any industry custom, reasonably acceptable) in substantially non-recourse project financing, (ii) in connection with the execution and delivery of an electric power or thermal energy purchase contract to which such Restricted Subsidiary is the supplying party or other contracts with customers, suppliers and contractors to which such Restricted Subsidiary is a party and where such Restricted Subsidiary is engaged in the development, construction, acquisition or operation of a Power Supply Business; provided that such encumbrances or restrictions are required in order to effect such contracts and are not materially more restrictive, taken as a whole, on the ability of the applicable Restricted Subsidiary to make the payments, distributions, loans, advances or transfers referred to in clauses (i) through (iv) in the preceding paragraph than encumbrances and restrictions, taken as a whole, customarily accepted (or, in the absence of any industry custom, reasonably acceptable) in substantially non-recourse project financing, (iii) in connection with the Incurrence of any Debt permitted under clause (iv) of Section 4.9(b), provided that such encumbrances or restrictions taken as a whole are not materially more restrictive on the ability of the applicable Restricted Subsidiary to make the payments, distributions, loans, advances or transfers referred to in clauses (i) through (iv) in the preceding paragraph than those that are then in effect, taken as a whole, in connection with the Debt so exchanged or refinanced, (iv) in connection with the Bank Credit Agreement and the project financing, electric power and thermal energy purchase arrangements and other contracts with customers, suppliers and contractors in effect on the Closing Date, including extensions, refinancings, renewals or replacements thereof, (v) pursuant to customary non-assignment provisions in leases, (vi) pursuant to restrictions imposed pursuant to any stock purchase or asset purchase agreement pending the consummation of the transactions contemplated thereby, (vii) in connection with any Acquisition Debt, provided that such encumbrance or restriction was not incurred in contemplation of the obligor becoming a Restricted Subsidiary of the Company, which encumbrance or restriction is not applicable to any Person, or the Property or assets of any Person, other than the Person, or the Property or assets, acquired, (viii) customary restrictions on transfers of Property subject to a Lien which could not materially adversely affect the Company's ability to satisfy its obligations under the Indenture and the Securities or (ix) provisions contained in agreements or instruments relating to Debt which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument, in each case; provided that, in the case of clause (iv) above, such encumbrances and restrictions, taken as a whole, in any such extensions, refinancings, renewals or replacements are not materially more restrictive on the ability of the applicable Restricted Subsidiary to make the payments, distributions, loans, advances or transfers referred to in clauses (i) through (iv) in the preceding paragraph than those encumbrances or restrictions taken as a whole in effect immediately before such extension, refinancing, renewal or replacement. This
Section 4.14 shall not prevent the Company from granting any Liens not expressly prohibited hereby.

          SECTION 4.15      Limitation on Asset Dispositions.
                            ---------------------------------

          (a) The Company shall not make, and shall not permit any of its Restricted Subsidiaries to make, any Asset Disposition unless the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of each such Asset Disposition at least equal to the fair market value of the shares or assets sold or otherwise disposed of (such amounts in excess of $50 million determined in good faith by the Board of Directors, as evidenced by a Board Resolution) and either (i) not less than 75% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash or property or assets used or useful in a Power Supply Business or Capital Stock of a Person primarily engaged in a Power Supply Business, provided that any note or other obligation received by the Company (or such Restricted Subsidiary, as the case may be) that is converted into cash within 180 days of such Asset Disposition and any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this clause (i), and (ii) first, the Net Cash Proceeds of such Asset Disposition are applied within 90 days from the later of the date of such Asset Disposition or the receipt of Net Cash Proceeds related thereto, to the payment of the principal of, premium and interest on any Senior Debt of the Company (including to cash collateralize letters of credit) and, in connection with any such payment, any related loan commitment, standby facility or the like shall be permanently reduced in an amount equal to the principal amount so repaid and second, to the extent such Net Cash Proceeds are not required by the lenders, or the terms, of the Senior Debt to be applied in accordance with the foregoing or, if after being so applied there remain Net Cash Proceeds, then at the Company's election, such Net Cash Proceeds are either
(x) invested in the business or businesses of the Company or any of its Restricted Subsidiaries consistent with Section 4.4; provided that such investment is made within 365 days from the later of the date of such Asset Disposition or the receipt of the Net Cash Proceeds related thereto or (y) applied to the payment of any Senior Debt of the Company or Debt of any Restricted Subsidiary or any Consolidated Subsidiary (other than Debt owed to the Company or another Restricted Subsidiary), and, in connection with any such payment, any related loan commitment, standby facility or the like shall be permanently reduced in an amount equal to the principal amount so repaid; provided that such Net Cash Proceeds are so applied within three months after the expiration of the 365-day period referred to in clause (x) above or (z) applied to make a tender offer (the "Offer") to purchase Securities and other Debt of the Company from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Debt with the proceeds from assets sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Debt issued with an original issue discount) of the Notes (if then outstanding), the Debentures and such other Debt then outstanding at a purchase price of 100% of their principal amount (or accreted value in the case of Debt issued with an original issue discount), plus accrued interest

(subject to proration in the event of oversubscription in the manner set forth below). Notwithstanding the foregoing, to the extent that any or all of the Net Cash Proceeds of any Foreign Asset Disposition are prohibited or delayed by applicable local law from being repatriated to the U.S., the Company (or such Restricted Subsidiary, as the case may be) shall not be required to apply the portion of such Net Cash Proceeds so affected in accordance with clause (ii) above (other than to repay Debt of the Restricted Subsidiary making such Asset Disposition or Debt of a Consolidated Subsidiary of the Company, in each case as contemplated by clause (ii) above and to the extent the prohibition or delay on repatriation is not applicable to such repayment and such repayment is not in violation of the terms of any Senior Debt) (the Company hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation); provided that once such repatriation of any such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be applied in the manner set forth in this
Section 4.15. To the extent that dividends or distributions of any or all of the Net Cash Proceeds of any Foreign Asset Disposition would result in a tax liability greater than that which would be incurred if such Net Cash Proceeds were not so dividended or distributed, the Net Cash Proceeds so affected may be retained by the applicable Restricted Subsidiary for so long as such adverse tax liability would continue to be incurred.

          Notwithstanding anything in this covenant to the contrary, the Company and any Restricted Subsidiary may make the following Asset Dispositions:

                    (i) a disposition resulting from the bona fide exercise by governmental authority of its claimed or actual power of eminent domain;

                    (ii) a realization upon a security interest;

                    (iii) any Permitted Payment or Restricted Payment that is permitted hereunder; or

                    (iv) any sale, transfer, conveyance, lease or other disposition of the Capital Stock or Property of a Restricted Subsidiary pursuant to the terms of any power sales agreement or steam sales agreement or other agreement or contract related to the output or product of, or services rendered by, a Power Supply Business as to which such Restricted Subsidiary is the supplying party; provided that to the extent the Company or any Restricted Subsidiary receives any cash consideration in connection with such Asset Disposition, the Net Cash Proceeds from such Asset Disposition shall be applied in accordance with clause (ii) of this Section 4.15.

          (b) If the aggregate purchase price of Securities and other Debt tendered pursuant to an Offer made pursuant to clause (ii)(z) clause (a) above is less than the Net Cash Proceeds allotted to the purchase of the Securities and other Debt, the Company may use the remaining Net Cash Proceeds for general corporate purposes. The Company will not be required to comply with the provisions of clause (ii) in the first paragraph of this Section 4.15 if the Net Cash Proceeds from one or more Asset Dispositions occurring on or after the date of the Indenture are less than $40 million in any one fiscal year. Any lesser amounts so carried forward and cumulated need not be segregated or reserved and may be used for general corporate purposes.

          (c) (i) Promptly, and in any event within 30 days from the Asset Disposition and the receipt of the Net Cash Proceeds as to which the Company must make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder of Securities, a written notice stating that:

          (A) an Asset Disposition has occurred and that such Holders may tender all or any portion of their Securities pursuant to the Offer in integral multiples of $1,000 principal amount, at the applicable purchase price;

          (B) any Security not tendered or accepted for payment will continue to accrue interest;

          (C) any Security accepted for payment pursuant to the Offer shall cease to accrue interest after the Purchase Date (as defined below); and

          (D) holders of Securities will be entitled to withdraw their election in the manner described in clause (iii) of this Section 4.15(c).

The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date"), shall include all instructions and materials necessary to enable each holders of Securities to tender Secu-
rities pursuant to the Offer and shall contain information concerning the business of the Company which the Company in good faith believes will enable such holder to make an informed decision (which at a minimum will include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing other asset dispositions otherwise described in the offering materials (or corresponding successor reports or reports otherwise required to be delivered to holder of Securities if the Company is no longer filing reports pursuant to the Securities Exchange Act of 1934), (2) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (3) if material, appropriate pro forma financial information).

          (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Offer (the "Offer Amount"), (B) the allocation of the Net Cash Proceeds pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of this Section 4.15. Not later than one Business Day prior to the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.15. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent (if any), or the Company if acting as its own Paying Agent, shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee or the Paying Agent (if the Company is not acting as its own Paying Agent) is less than the Offer Amount, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the expiration of the Offer Period.

          (iii) Any holder of Securities electing to have his Securities purchased will be required to surrender such Securities, with an appropriate form duly completed, to the Trus-tee at the address specified in the notice by the close of business at least one Business Day prior to the Purchase Date. Holders of Securities will be entitled to withdraw their election if the Trustee or Paying Agent (if any) receives not later than the close of business on the Business Day prior to the Purchase Date a facsimile transmission or letter setting forth the name of the Holder and a statement that such Holder is withdrawing his election to have all or a portion of his Securities purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by holders of Securities exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities of the same Series equal in principal amount to the unpurchased portion of the Securities surrendered.

          (iv) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.15. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, or the Company if acting as its own Paying Agent, mails or makes available for delivery payment therefor to the surrendering Holder.

          (d) In the event the Company is unable to purchase Securities from Holders thereof in an Offer because such purchase is prohibited by any provision of applicable law, the Company need not make an Offer. The Company shall then be obligated to use such Net Cash Proceeds in accordance with clause (i)(B)(x) or
(y) of this Section 4.15(c).

          (e) Whenever Net Cash Proceeds are received by the Company, and prior to the allocation of such Net Cash Proceeds pursuant to this Section 4.15, such Net Cash Proceeds shall be set aside by the Company in a separate account pending allocation.

          The Company will comply with all applicable tender offer rules, including without limitation Rule 14e-1 under the Exchange Act, in connection with an Offer under the provisions of this covenant.

                                    ARTICLE V

                              SUCCESSOR CORPORATION
                              ---------------------

          SECTION 5.1      Merger, Consolidation, Etc.
                           ---------------------------

          The Company shall not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which properties and assets of the Company are transferred shall be a solvent corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume in writing all the obligations of the Company under the Securities and this Indenture; (ii) immediately after giving effect to such transaction no Event of Default or event or condition which through the giving of notice of lapse of time or both would become an Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or the surviving entity would be able to incur at least $1 of Debt under Section 4.8(a) and (iv) the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. Notwithstanding the foregoing, clause (iii) of the preceding sentence shall not prohibit a transaction, the principal purpose of which is (as determined in good faith by the Board of Directors as evidenced by a Board Resolution) to change the state of incorporation of the Company, and such transaction does not have as one of its purposes the evasion of the limitations imposed by this covenant.

          SECTION 5.2      Successor Entity Substituted.
                           -----------------------------

          Upon any consolidation or merger, or any conveyance, lease or transfer of all or substantially all of the assets of the Company in accordance with
Section 5.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter (except in the case of a sale, assignment, transfer, conveyance, lease or other disposition) the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES


          SECTION 6.1      Events of Default.
                           ------------------

          An Event of Default, wherever used herein, shall occur with respect to the Securities of a Series if:

          (a) the Company defaults in the payment of all or any part of principal, the Change of Control purchase price or premium, if any, on any Security of such Series when the same becomes due and payable at maturity, upon acceleration, redemption, mandatory repurchase, or otherwise;

          (b) the Company defaults in the payment of interest on any Security of such Series when the same becomes due and payable, and such default continues for a period of 30 days;

          (c) an event of default, as defined in any indenture or instrument evidencing or under which the Company or any Significant Subsidiary has at the date of this Indenture or shall hereafter have outstanding any Debt, shall happen and be continuing and either

                    (i) such default results from the failure to pay the principal of such Debt in excess of $50 million at final maturity of such Debt or

                    (ii) as a result of such default, the maturity of such Debt shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 60 days and the principal amount of such Debt, together with the principal amount of any other Debt of the Company or any Significant Subsidiary in default, or the maturity of which has been accelerated, aggregates $50 million or more; provided that such default shall not be an Event of Default if such Debt is Debt of a Significant Subsidiary, is Non-Recourse to the Company in respect of the amounts not paid or due upon acceleration and the Company could, at the time of default, incur at least $1 of Debt under Section 4.8(a); and provided, further, however that, subject to the provisions of Sections
          7.1 and 7.2, the Trustee shall not be charged with knowledge of any such default unless written notice thereof shall have been given to the Trustee by the Company, by the holder or an agent of the holder of any such Debt, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of the Securities at the time outstanding;

          (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture with respect to the Securities or under the Securities and such default or breach continues for a period of 60 consecutive days after written notice, specifying such failure and demanding that the Company remedy the same, shall have been given by registered mail, return-receipt requested to the Company by the Trustee or by the Holders of 25% or more in aggregate principal amount of the Securities;

          (e) one or more judgments or orders shall be entered by a court against the Company or any Significant Subsidiary for the payment of money in an amount which, individually or in the aggregate exceeds $50 million (excluding the amount thereof covered by insurance or by a bond written by third parties but treating any deductibles, self insurance or retentions as not so covered by insurance) and which judgments or orders shall not be discharged or waived, and shall remain outstanding and there shall be any period of 60 consecutive days following entry of such judgment or order in excess of $50 million or the judgment or order which causes the aggregate amount to exceed $50 million during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, that such a judgment or order shall not be an Event of Default if such judgment or order is against a Significant Subsidiary and does not require any payment by the Company and the Company could, at the expiration of the applicable 60 day period, incur at least $1 of Debt under Section 4.8;

          (f) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any of its Material Subsidiaries in an involuntary case un-der any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Company or any of its Material Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Material Subsidiaries or (iii) the winding up or liquidation of the affairs of the Company or any of its Material Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (g) the Company or any of its Material Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Company or any of its Material Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Material Subsidiaries or (iii) effects any general assignment for the benefit of creditors.

          SECTION 6.2      Acceleration.
                           -------------

          (a) If an Event of Default (other than an Event of Default specified in clauses (f) or (g) of Section 6.1 that occurs with respect to the Company) occurs with respect to the Securities and is continuing under this Indenture, then, and in each and every such case either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding (or in the case of an Event of Default specified in clauses (a) or (b), the Holders of not less than 25% of the aggregate principal amount of the Series so affected) by written notice to the Company (and to the Trustee if such notice is given by the Holders (the "Acceleration Notice")), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Securities to be immediately due and payable. Upon a declaration of acceleration, such principal of, and accrued interest shall be immediately due and payable.

          (b) If an Event of Default  specified in clauses (f) or (g) of Section
6.1 occurs with respect to the Company, the principal of, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable, subject to the prior payment in full of all Senior Debt, without any declaration or other act on the part of the

Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Securities may, by written notice to the Company and to the Trustee, waive all past defaults with respect to the Securities and rescind and annul a declaration of acceleration with respect to the Securities and its consequences if (i) all existing Events of Default applicable to the Securities, other than the nonpayment of the principal of, Change in Control purchase price or premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

          SECTION 6.3      Other Remedies.
                           --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 6.4      Waiver of Past Default.
                           -----------------------

          Subject to Sections 6.2, 6.7 and 9.2, the Holders of, in the aggregate, at least a majority in principal amount of the then outstanding
Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default specified in
Section 6.1(a) or (b) or a Default or Event of Default in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and cease to exist; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 6.5      Control by Majority.
                           --------------------

          The Holders of at least a majority in aggregate principal amount of the outstanding the Securities may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Securities.

          SECTION 6.6      Limitation on Suits.
                           --------------------

          A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                    (a) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

                    (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue a remedy;

                    (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense;

                    (d) the Trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

                    (e) during such 60-day period the Holders of at least a majority in aggregate principal amount of the then outstanding Securities do not give the Trustee a direction which is inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another
Securityholder   or  to  obtain  a  preference   or  priority  over  such  other
Securityholder.

          SECTION 6.7     Rights of Holders To Receive Payment.
                          ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

           SECTION 6.8     Collection Suit by Trustee.
                           ---------------------------

          If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the Interest Rate and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            SECTION 6.9     Trustee May File Proofs of Claim.
                            ---------------------------------

          The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or any of its Subsidiaries (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10     Priorities.
                           -----------

          If the Trustee collects any money pursuant to this Article VI, it shall, subject to the provisions of Article XI hereof, pay out such money in the following order:

          First: to the Trustee for amounts due under Section 7.7;

          Second: subject to Article XI, to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest; and

          Third: subject to Article XI, to Holders for principal amounts owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

          SECTION 6.11     Undertaking for Costs.
                           ----------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities.

          SECTION 6.12      Rights and Remedies Cumulative.
                            -------------------------------

          No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.13      Delay or Omission Not Waiver.
                            -----------------------------

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 6.14      Restoration of Rights and Remedies.
                            -----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE VII

                                     TRUSTEE


          SECTION 7.1        Duties of Trustee.
                             ------------------

          (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

                    (i) The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                    (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificate or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

           (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                      (i) This  paragraph does not limit the effect of paragraph
           (b) of this Section 7.1.

                      (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                      (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2, 6.4 and 6.5.

           (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

           (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

           SECTION 7.2     Rights of Trustee.
                           ------------------

           Subject to Section 7.1:

                      (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours and upon reasonable advance notice to the Company to examine the books, records and premises of the Company, personally or by agent or attorney.

                      (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 10.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

                      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith and without negligence which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture or the TIA.

                      (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                      (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

           SECTION 7.3      Individual Rights of Trustee.
                            -----------------------------

           The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, or its Subsidiaries and Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

           SECTION 7.4      Trustee's Disclaimer.
                            ---------------------

           The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture, or any statement in the Securities other than the Trustee's certificate of authentication.

           SECTION 7.5      Notice of Defaults.
                            -------------------

           If a Default or an Event of Default with respect to the Securities occurs and is continuing and a Responsible Officer of the Trustee receives written notice of such Default or Event of Default, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after the occurrence thereof in accordance with TIA ss. 313(c). Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security, including on acceleration, and the failure to make payment when required by Section 4.11, and except in the case of a failure to comply with
Article V hereof, the Trustee may withhold the notice to the Securityholders for a period not to exceed 60 days if and so long as a committee of its Trust Officers in good faith deter-mines that withholding the notice is in the interest of Securityholders.

           SECTION 7.6       Reports by Trustee to Holders.
                             -----------------------------

           To the extent required by TIA ss. 313(a), within 60 days after July 1 of each year commencing with 1998 and for as long as there are Securities outstanding hereunder, the Trustee shall mail to each Holder the Company's brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b) and TIA ss. 313(c) and (d). A copy of such report at the time of its mailing to Securityholders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Securities are listed.

           The Company shall promptly notify the Trustee if the Securities become listed on any stock exchange and the Trustee shall comply with TIA ss. 313(d).

            SECTION 7.7      Compensation and Indemnity.
                             ---------------------------

           The Company shall pay to the Trustee, the Paying Agent and the Registrar from time to time such compensation as shall be agreed in writing with the Company from time to time for their respective services rendered hereunder. The Trustee's, the Paying Agent's and the Registrar's compensation shall not be limited by any law in regard to the compensation of a trustee of an express trust. The Company shall reimburse the Trustee, the Paying Agent and the Registrar upon request for all reasonable out-of-pocket disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by each of them in connection with entering into this Indenture and the performance of its duties under this Indenture, in addition to the compensation for their respective services under this Indenture. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee's, the Paying Agent's and the Registrar's agents and counsel.

           The Company shall indemnify the Trustee, the Paying Agent and the Registrar for, and hold each of them harmless against, any and all claims, demands, expenses (including but not limited to attorneys' fees and expenses), loss or liability incurred by each of them arising out of or in connection with the acceptance or administration of this Indenture and their respective duties hereunder. Each of the Trustee, the Paying Agent and the Registrar shall notify the Company promptly of any claim asserted against it for which it may seek indemnity.

However, failure by the Trustee, the Paying Agent or the Registrar to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Paying Agent or the Registrar through the Trustee's, the Paying Agent's or the Registrar's, as the case may be, own willful misconduct, negligence or bad faith.

           To secure the Company's payment obligations in this Section 7.7, each of the Trustee, the Paying Agent and the Registrar shall have a lien prior to the Securities on all money or property held or collected by it, in its capacity as Trustee, Paying Agent or Registrar, as the case may be, except money or property held in trust to pay principal of or interest on particular Securities.

           When any of the Trustee, the Paying Agent and the Registrar incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of the Section shall survive the termination of this Indenture.

           SECTION 7.8      Replacement of Trustee.
                            -----------------------

           The Trustee may resign at any time by so notifying the Company in writing, such resignation to be effective upon the appointment of a successor
Trustee. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

                      (a) the Trustee fails to comply with Section 7.10;

                      (b) the Trustee is adjudged a bankrupt or an insolvent;

                      (c) a receiver or other public officer takes charge of the Trustee or its property; or

                      (d) the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in principal amount of then outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

           SECTION 7.9      Successor Trustee by Merger, Etc.
                            ---------------------------------

           If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee, provided such corporation or national banking association shall be otherwise qualified and eligible under this Article VII.

           SECTION 7.10     Eligibility; Disqualification.
                            ------------------------------

           This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) and (2). There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the TIA to act as such and has combined capital and surplus of at least $150,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall comply with TIA ss. 310(b), provided that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Company, as obligor of the Securities.

           SECTION 7.11      Preferential Collection of Claims Against
                             Company.
                             --------

           The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company as obligor on the Securities.


                                  ARTICLE VIII

            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS


           SECTION 8.1.     Satisfaction and Discharge of
                            Indenture.
                            ----------

           If at any time (a) the Company shall have paid or caused to be paid the principal of and interest on all the Securities of a Series outstanding hereunder (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Securities of such Series theretofore authenticated (other than any Securities of such Series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.7) or (c) (i) all the Securities of a Series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with
Section 8.4) or U.S. Government Obligations, maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient to pay at maturity or upon redemption all Securities of such Series (other than those Securities of such Series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.7) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to Securities, then this Indenture shall cease to be of further effect with respect to Securities of such Series (except as to (i) rights of registration of transfer and exchange of Securities of such Series, and the Company's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities of such Series, (iii) rights of holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Security holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to Securities of such Series; provided, that the rights of Holders of the Securities of such Series to receive amounts in respect of principal of and interest on the Securities of such Series held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

           SECTION 8.2.     Application by Trustee of Funds
                            Deposited for Payment of Securities.
                            ------------------------------------

           Subject to Section 8.4 and to the subordination provisions of Article XI hereof, all moneys deposited with the Trustee pursuant to Section 8.1 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the Holders of the particular Securities of such Series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

           SECTION 8.3.     Repayment of Moneys Held by Paying
                            Agent.
                            ------

           In connection with the satisfaction and discharge of this Indenture with respect to the Securities of a Series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to the Securities of such Series shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

           SECTION 8.4.     Return of Moneys Held by Trustee and
                            Paying Agent Unclaimed for Two Years.
                            -------------------------------------

           Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Security and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such Paying Agent, and the Holder of the Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

           SECTION 8.5.     Defeasance and Discharge of Indenture.
                            --------------------------------------

           The Company shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Secu-rities of any Series, on the 123rd day after the deposit referred to in clause
(A) hereof has been made, and the provisions of this Indenture shall no longer be in effect with respect to the Securities of such Series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except as to: (a) rights of registration of transfer and exchange, and the Company's right of optional redemption, (b) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities of such Series, (c) rights of holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (d) the rights, obligations and immunities of the Trustee hereunder and (e) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

                      (A) with reference to this provision the Company has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Sections 7.8 and 7.10) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such Series, (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in this clause (A) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee the principal of, premium, if any, and each installment of interest on the outstanding Securities of such Series on the due dates thereof or earlier redemption;

                      (B) the  Company has  delivered  to the Trustee (i) either
           (x) an Opinion of Counsel to the effect that Holders of Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.5 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of this Indenture or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

                      (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound;

                      (D) the Company is not prohibited from making payments in respect of the Securities by Article XI hereof; and

                      (E) if at such time the Securities of such Series are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Securities of such Series will not be delisted as a result of such deposit, defeasance and discharge.

           SECTION 8.6      Defeasance of Certain Obligations.
                            ----------------------------------

           The Company may omit to comply with any term, provision or condition set forth in, and this Indenture will no longer be in effect with respect to, any covenant in Article V or Sections 4.5 through 4.15 and clauses (c) and (e) of Section 6.1 shall not be deemed to be an Event of Default with respect to the Securities of a Series, if

                      (A) with reference to this Section 8.6, the Company has deposited or caused to be irrevocably deposited with the  Trustee (or  another  trustee  satisfying  the  requirements  of
           Section 7.8) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such Series and this Indenture with respect to the Securities of such Series, (i) money in an amount or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due dates thereof or earlier redemption (irrevocably provided for under agreements satisfactory to the Trustee), as the case may be, of any payment referred to in this clause (A) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee the principal of, premium, if any, and each installment of interest on the outstanding Securities of such Series on the due date thereof or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

                      (B) the Company has delivered to the Trustee (i) an Opinion of Counsel to the effect that Holders of Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.6 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

                  (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such de-
           posit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound;

                      (D) the Company is not prohibited from making payments in respect of the Securities by Article XI hereof; and

                      (E) if at such time the Securities are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge.

           SECTION 8.7      Reinstatement.
                            --------------

           If the Trustee or Paying Agent is unable to apply any monies or U.S. Government Obligations in accordance with Article 8 with respect to a Series of Securities by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and such Series of Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article until such time as the Trustee or Paying Agent is permitted to apply all such monies or U.S. Government Obligations in accordance with this Article VIII; provided, however, that if the Company has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the monies or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


           SECTION 9.1      Without Consent of Holders.
                            ---------------------------

           Without the consent of any Holders, the Company, when authorized by resolutions of its Board of Directors (copies of which shall be delivered to the Trustee) and the Trustee may amend, waive or supplement this Indenture or the Securities without notice to or consent of any Holder for any of the following purposes:

                      (a) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such amendments or supplements do not adversely affect the interests of the Holders in any material respect;

                      (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                      (c) to comply with any requirements of the SEC under the TIA;

                      (d) to evidence the succession in accordance with Article V hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

                      (e)  to  evidence  and  provide  for  the   acceptance  of
           appointment hereunder by a separate or successor Trustee with respect to the Securities; or

                      (f) to make any other change that does not materially and adversely affect the rights of any Holder;

provided, however, that in making such change, the Trustee may rely upon an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder.

           SECTION 9.2      With Consent of Holders.
                            ------------------------

           Subject to Section 6.7 and the provisions of this Section 9.2, the Company, when authorized by resolution of its Board of Directors (copies of which shall be delivered to the Trustee) and the Trustee may amend or supplement this Indenture, the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. Subject to Section 6.7 and the provisions of this Section 9.2, the Holders of, in the aggregate, at least a majority in principal amount of the then outstanding Securities affected may waive compliance by the Company with any provision of this Indenture, the Securities without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

                      (a) reduce the principal amount of Securities the Holders of which must consent to an amendment, supplement or waiver of any provision of or with respect to this Indenture or the Securities; or

                      (b) reduce the principal amount of, premium, if any, or interest, on any Security; or

                      (c) change the Stated Maturity of or any installment of interest on, any Security; or

                      (d) make the principal of, or interest on, any Security payable in money other than as provided herein, or

                      (e) make any change in provisions relating to waivers of defaults, the ability of Holders to enforce their rights under this Indenture or in the matters discussed in clauses (a) through (h); or

                      (f) adversely affect the ranking of the Securities this Indenture.

           It shall not be necessary  for the consent of the Holders  under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

           After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. Notwithstanding the foregoing, no amendment shall modify any provision of this Indenture so as to affect adversely the rights of any holder of Senior Indebtedness of the Company or Guarantor Senior Indebtedness to the benefits of the subordination provisions under this Indenture without the consent of such holder.

           SECTION 9.3      Compliance with Trust Indenture Act.
                            ------------------------------------

           Every amendment to or supplement of this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

           SECTION 9.4      Revocation and Effect of Consents.
                            ----------------------------------

           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under ss. 316(b) of the TIA.

           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

           After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses
(a) through (h) of Section 9.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it.

           SECTION 9.5      Notation on or Exchange of Securities.
                            -------------------------------------

           If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific written direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Secu-rity that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

           SECTION 9.6      Trustee to Sign Amendments, Etc.
                            -------------------------------

           The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this
Article IX is authorized or permitted by this Indenture and that it constitutes the legal, valid and binding obligation of the Company and subject to the customary exceptions.


                                    ARTICLE X

                                  MISCELLANEOUS


           SECTION 10.1      Trust Indenture Act Controls.
                             -----------------------------

           The provisions of TIA ss.ss. 310 through 317 that impose duties on any person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

           If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the above paragraph, the imposed duties shall control.

           SECTION 10.2      Notices.
                             --------

           Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail or by telecopier, followed by first-class mail, or by overnight service guaranteeing next-day delivery, addressed as follows:

                      (a)  if to the Company:

                           The AES Corporation
                           1001 North 19th Street
                           Suite 2000
                           Arlington, Virginia  22209
                           Attention:  General Counsel
                           Telecopier Number:  (703) 528-4510

                           with a copy to:

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, New York  10017
                           Attention:  Richard D. Truesdell, Jr.
                           Telecopier Number:  (212) 450-4800

                      (b)  if to the Trustee:

                           The First National Bank of Chicago
                           One First National Plaza
                           Suite 0216
                           Chicago, Illinois 60670-0216
                           Attention:  Corporate Trust Administration
                           Telecopier Number:  (312)407-1708

           The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

           Any notice or communication mailed to a Securityholder, including any notice delivered in connection with TIA ss. 310(b), TIA ss. 313(c), TIA ss. 314(a) and TIA ss. 315(b), shall be mailed to such Holder, first-class postage prepaid, at his address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

           Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received by an officer in the corporate trust department of the Trustee, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

           SECTION 10.3      Communications by Holders with
                             Other Holders.
                             --------------

           Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

            SECTION 10.4     Certificate and Opinion of Counsel
                             as to Conditions Precedent.
                             ---------------------------

           Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with (which officer signing such certificate may rely, as to matters of law, on an Opinion of Counsel), (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate) and (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA ss. 314(c).

           SECTION 10.5      Statements Required in Certificate
                             and Opinion of Counsel.
                             -----------------------

           Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                      (a) a statement that the Person making such certificate or
           rendering   such  Opinion  of  Counsel  has  read  such  covenant  or
           condition;

                      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or Opinion of Counsel are based;

                      (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

           SECTION 10.6      Rules by Trustee, Paying Agent,
                             Registrar.
                             ----------

           The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

           SECTION 10.7      Legal Holidays.
                             ---------------

           If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

           SECTION 10.8     GOVERNING LAW.
                            --------------

           THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES.

           SECTION 10.9      No Recourse Against Others.
                             ---------------------------

           A trustee, director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Security holder by accepting a Security waives and releases all such liability.

            SECTION 10.10    Successors.
                             -----------

           All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

            SECTION 10.11    Counterparts.
                             -------------

           The parties may sign any number of counterparts of this Indenture. Each such counterpart shall be an original, but all of them together represent the same agreement.

           SECTION 10.12     Severability.
                             -------------

           In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

           SECTION 10.13     Table of Contents, Headings, Etc.
                             ---------------------------------

           The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

           SECTION 10.14      No Adverse Interpretation
                              of Other Agreements.
                              --------------------

           This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

           SECTION 10.15      Benefits of Indenture.
                              ----------------------

           Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture or the Securities.

            SECTION 10.16     Independence of Covenants.
                              --------------------------

                  All covenants and agreements in this Indenture and the Securities shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.


                                   ARTICLE XI

                           SUBORDINATION OF SECURITIES


           SECTION 11.1       Agreement to Subordinate.
                              -------------------------

           The Company covenants and agrees, and each Holder of Securities issued hereunder by his acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof accepts and agrees that the Principal of and interest on all Securities issued hereunder shall, to the extent and in the manner herein set forth, be subordinated and subject in right to the prior payment in full of all Senior Debt.

           SECTION 11.2       Payments to Securityholders.
                              ----------------------------

           No payments on account of Principal of, Change of Control purchase price, or interest on the Securities shall be made if at the time of such payment or immediately after giving effect thereto there shall exist a default in any payment with respect to any Senior Debt, and such event of default shall not have been cured or waived or shall not have ceased to exist. In addition, during the continuance of any other event of default (other than a payment default) with respect to Designated Senior Debt pursuant to which the maturity thereof may be accelerated, from and after the date of receipt by the Trustee of written notice from the holders of such Designated Senior Debt or from an agent of such holders, no payments on account of Principal, Change of Control purchase price, or interest in respect of the Securities may be made by the Company for a period ("Payment Blockage Period") commencing on the date of delivery of such notice and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the holders of such Designated Senior Debt or from an agent of such holders, or such event of default has been cured or waived or has ceased to exist). Only one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period shall be or be made the basis for the commencement of any subsequent Payment Blockage Period by the holders of such Designated Senior Debt, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshalling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, all amounts due or to become due upon all Senior Debt shall first be paid in full, in cash or cash equivalents, or payment thereof provided for in accordance with its terms, before any payment is made on account of the Principal of, Change of Control purchase price, or interest on the indebtedness evidenced by the Securities, and upon any such liquidation, dissolution, winding up, receivership, reorganization, assignment, marshalling or proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full (including, without limitation, except to the extent, if any, prohibited by mandatory provisions of law, post-petition interest, in any such proceedings), after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the holders of the indebtedness evidenced by the Securities or to the Trustee under this Indenture.

          In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee under this Indenture or the holders of the Securities before all Senior Debt is paid in full or provision is made for such payment in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

          For purposes of this Article, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of arrangement, reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Article with respect to the Securities) to the payment of all Senior Debt which may at the time be outstanding; provided, that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any such arrangement, reorganization or readjustment, and (ii) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by such arrangement, reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article V shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article V. Nothing in this Section shall apply to claims of, or payments to, the Trustee under or pursuant to Article VII, except as provided therein. This Section shall be subject to the further provisions of Section 11.5.

          SECTION 11.3       Subrogation of Securities.
                             --------------------------

          Subject to the payment in full of all Senior Debt, the holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Debt by holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Debt and the holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payments or distributions of cash, property or securities to or for the benefit of the Securityholders pursuant to the subrogation provision of this Article, which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

          Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the holder of any Security or the Trustee on his behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such liquidation, dissolution, winding up, receivership, reorganization, assignment or marshalling proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

          SECTION 11.4       Authorization by Securityholders.
                             ---------------------------------

          Each holder of a Security by his acceptance thereof authorizes the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

          SECTION 11.5       Notice to Trustee.
                             ------------------

          The Company shall give prompt written notice to the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of moneys to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article. Regardless of anything to the contrary contained in this Article or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt or of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment of moneys to or by the Trustee, unless and until the Trustee shall have received notice in writing at its principal Corporate Trust Office to that effect signed by an officer of the Company, or by a holder or agent of a holder of Senior Debt who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such holder or agent, or by the trustee under any indenture pursuant to which Senior Debt shall be outstanding, and, prior to the receipt of any such written notice, the Trustee shall, subject to Sections
7.1 and 7.2, be entitled to assume that no such facts exist; provided that if on a date at least three Business Days prior to the date upon which by the terms hereof any such moneys shall become payable for any purpose (including, without limitation, the payment of the principal of, or interest on any Security) the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

          Regardless of anything to the contrary  herein,  nothing shall prevent
(a) any payment by the Company or the Trustee to the Securityholders of amounts in connection with a redemption of Securities if (i) notice of such redemption has been given pursuant to Article III prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than 60 days before the redemption date, or (b) any payment by the Trustee to the Securityholders of amounts deposited with it pursuant to Section 8.1.

          The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

          SECTION 11.6       Trustee's Relation to Senior Debt.
                             ----------------------------------

          The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent, of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to holders of Securities, the Company or any other person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article or otherwise.

          SECTION 11.7 No Impairment of Subordination.
          --------------------------------------------

          No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                      THE AES CORPORATION,
                                        as Issuer


                                      By:____________________________
                                        Name:   Title:


                                      THE FIRST NATIONAL BANK
                                      OF CHICAGO,
                                        as Trustee


                                      By:____________________________
                                        Name:   Title:

                                                                       EXHIBIT A

                           (FORM OF FACE OF SECURITY)



No. [ ]                            $                        CUSIP NO.: 00130HAH8

                     8.50% SENIOR SUBORDINATED NOTE DUE 2007



                  THE AES CORPORATION promises to pay
                  to [        ] or registered assigns the
                  principal sum of[       ] Dollars on
                  November 1, 2007.

Interest Payment Dates:  May 1, November 1 and at maturity

Record Dates: April 15 or October 15 as the case may be, next preceding such Interest Payment Date

                                                 By:
                                                    ----------------------------
                                                        Authorized Signature

                                                 By:
                                                    ----------------------------
                                                        Authorized Signature


Dated:  October   , 1997

Certificate of Authentication

          This is one of the 8.50% Senior Subordinated Notes due 2007 referred to in the within-mentioned indenture.

                                               The First National Bank
                                               of Chicago, as Trustee


                                               By:
                                                  ------------------------------
                                                     Authorized Signatory

                               THE AES CORPORATION




                     8.50% SENIOR SUBORDINATED NOTE DUE 2007


          1. Interest. THE AES CORPORATION, a Delaware corporation (the "Company," which definition shall include any successor thereto in accordance with the Indenture (as defined below)), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 8.50% per annum. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance through but excluding the date on which interest is paid. Interest shall be payable in arrears on May 1,and November 1, and at the stated maturity (each an "Interest Payment Date"), commencing May 1, 1998. Interest will be computed on the basis of a 360 day year of twelve 30 day months.

          2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on April 15 and October 15 next preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company's option, interest may be paid by check mailed to the registered address of the Holder of this Note.

          3. Paying Agent and Registrar. Initially, The First National Bank of Chicago (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. Neither the Company nor any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

          4. Indenture. The Company issued the Notes under an Indenture dated as of October 29, 1997 (the "Indenture") between the Company and the Trustee. This
Note is one of an issue of Notes of the Company issued under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as amended from time to time. The Notes are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are general unsecured obligations of the Company subordinated in right of payment to all Senior Debt of the Company. The Indenture limits, among other things, the ability of the Company and its Restricted Subsidiaries to incur certain Debt; pay dividends and make other distributions; make certain investments; engage in unrelated businesses; dispose of certain Assets; engage in transactions with certain Affiliates; and merge with or into another entity. The limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee annually whether it is in compliance with the limitations contained in the Indenture.

          5. Optional Redemption.

          The Notes are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after October 15, 2002, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning on or after August 15 of the years set forth below,

                                         Redemption
             Year                           Price
             ----                         ---------
             2002                         104.250%
             2003                         102.833%
             2004                         101.417%

and after November 1, 2005 at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date.

          In addition prior to November 1, 2000, in the event that the Company consummates one or more offerings of its Qualified Capital Stock, the Company may at its option, use all or a portion of the proceeds therefrom to redeem up to 33% of the original aggregate principal amount at maturity of the Notes at a cash redemption price equal to 108.500% of the principal amount thereof, plus accrued and unpaid interest thereon through the date of repurchase; provided that at least $100 million of the original aggregate principal amount of the Notes remains outstanding thereafter.

          6. Offers to Purchase. Section 4.11 of the Indenture provides upon the occurrence of a Change of Control and subject to further limitations contained therein, the Company shall make an offer to purchase the Securities in accordance with the procedures set forth in the Indenture.

          7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security or portion of a Security selected for redemption, or transfer or exchange any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

          8. Persons Deemed Owners. The registered holder of a Security may be treated as the owner of it for all purposes.

          9. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

          10. Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the holders of any outstanding Securities, amend, waive or supplement the Indenture, the Securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Securities may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected.

          11. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation, subject to certain exceptions, will be released from those obligations.

          12. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(f) or (g) of the Indenture with respect to the Company) occurs and is continuing, then the holders of not less than 25% in aggregate principal amount of the outstanding Securities (or in the case of an Event of Default specified in Section 6.1 (a) or (b) of the Indenture, the Holders of not less than 25% in aggregate principal amount of the outstanding Series so affected) may, or the Trustee may, declare the principal of, premium, if any, plus accrued interest, if any, to be due and payable immediately. If an Event of Default specified in Section 6.1(f) or (g) of the Indenture with respect to the Company occurs and is continuing, the principal of, premium, if any, and accrued interest on all of the Securities shall ipso facto become and be immediately due and payable subject to the prior payment in full of Senior Debt without any declaration or other act on the part of the Trustee or any Holder. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest or a failure to comply with Article V of the Indenture) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          14. No Recourse Against Others. A director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the

Company  under the  Securities  or the  Indenture  or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          15. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company or this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          16. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

          17. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. Subordination. The Company's payment of principal of, premium, if any, and interest on the Securities is subordinated in right of payment, to the extent and in the manner provided in Article XI of the Indenture, to the prior payment in full of the Senior Debt of the Company. Each Holder of the Securities, by his acceptance hereof, covenants and agrees that all payments of the principal of, premium, if any, and interest on the Securities by the Company shall be subordinated in accordance with the provisions of Article XI of the Indenture, and each Holder accepts and agrees to be bound by such provisions.

          19. GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  THE AES CORPORATION
                  1001 North 19th Street, Suite 2000
                  Arlington, Virginia  22209
                  Telephone: (703) 522-1315
                  Telecopy:  (703) 528-4510

                  Attention: General Counsel

                                 ASSIGNMENT FORM


If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

                  I or we assign and transfer this Note to
--------------------------------------------------------------------------------
(Insert assignee's social security or tax ID number)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Print or type assignee's  name,  address and zip code) and irrevocably  appoint
_                      agent to transfer  this Note on the books of the Company.
The agent may substitute another to act for him.

--------------------------------------------------------------------------------
Date:                           Your signature:
     -----------                               --------------------------
                                               (Sign exactly as your
                                                name appears on the
                                                other side of this
                                                Note)

Signature Guarantee:
                    -------------------------------------------
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Note  purchased  by the  Company  pursuant to
Section 4.11 or 4.15 of the Indenture, check the Box: [ ]

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or 4.15 of the Indenture, state the amount: $

Date:                               Your Signature:
     ----------                                    ------------------

(Sign exactly as your name appears on the other side of this Note)

          Signature Guarantee:
                              -----------------------

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B


                           (FORM OF FACE OF SECURITY)



No. [ ]                             $                        CUSIP NO.:00130HAJ4

                  8.875% SENIOR SUBORDINATED DEBENTURE DUE 2027



                  THE AES CORPORATION promises to pay
                  to [        ] or registered assigns the
                  principal sum of[       ] Dollars on
                  November 1, 2027.

Interest Payment Dates: May 1, and November 1, and at maturity

Record Dates: April 15 or October 15 as the case may be, next preceding such Interest Payment Date

                                                 By:
                                                    ----------------------------
                                                         Authorized Signature

                                                 By:
                                                    ----------------------------
                                                         Authorized Signature


Dated:

Certificate of Authentication

          This is one of the 8.875% Senior Subordinated Debentures due 2027 referred to in the within-mentioned indenture.

                                                 The First National Bank
                                                 of Chicago, as Trustee


                                                 By:
                                                    ----------------------------
                                                        Authorized Signatory

                               THE AES CORPORATION




                  8.875% SENIOR SUBORDINATED DEBENTURE DUE 2027


          1. Interest. THE AES CORPORATION, a Delaware corporation (the "Company," which definition shall include any successor thereto in accordance with the Indenture (as defined below)), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 8.875% per annum. Interest on the Debentures will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance through but excluding the date on which interest is paid. Interest shall be payable in arrears on May 1,and November 1, and at the stated maturity (each an "Interest Payment Date"), commencing May 1, 1998. Interest will be computed on the basis of a 360 day year of twelve 30 day months.

          2. Method of Payment. The Company will pay interest on the Debentures (except defaulted interest) to the Persons who are registered Holders of Debentures at the close of business on April 15 and October 15 next preceding the Interest Payment Date. Holders must surrender Debentures to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company's option, interest may be paid by check mailed to the registered address of the Holder of this Debenture.

          3. Paying Agent and Registrar. Initially, The First National Bank of Chicago (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. Neither the Company nor any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

          4. Indenture. The Company issued the Debentures under an Indenture dated as of October 29, 1997 (the "Indenture") between the Company and the Trustee. This Debenture is one of an issue of Debentures of the Company issued under the Indenture. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as amended from time to time. The Debentures are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Debentures are general unsecured obligations of the Company subordinated in right of payment to all Senior Debt of the Company. The Indenture limits, among other things, the ability of the Company and its Restricted Subsidiaries to incur certain Debt; pay dividends and make other distributions; make certain investments; engage in unrelated businesses; dispose of certain Assets; engage in transactions with certain Affiliates; and merge with or into another entity. The limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee annually whether it is in compliance with the limitations contained in the Indenture.

          5. Optional Redemption.

The Debentures are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after November 1, 2004, as a whole or in part, at the election of the Company, at a price equal to the sum of (i) 100% of the principal amount thereof plus accrued interest to the Redemption Date plus
(ii) the Make-Whole Amount, if any.

The term "Make-Whole Amount" shall mean, in connection with any optional redemption of any Debenture, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the Redemption Date) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the Business Day preceding the date of such redemption) from the respective dates on which such principal and interest would have been payable if such payment had not been made, over (ii) the aggregate principal amount of the Debentures being redeemed.

The term "Reinvestment Rate" shall mean 0.50% (one-half of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) cor-responding to the maturity of the principal being prepaid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

The term "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

          In addition prior to November 1, 2000, in the event that the Company consummates one or more offerings of its Qualified Capital Stock, the Company may at its option, use all or a portion of the proceeds therefrom to redeem up to 33% of the original aggregate principal amount at maturity of the Debenturess at a cash redemption price equal to 108.875% of the principal amount thereof, plus accrued and unpaid interest thereon through the date of repurchase; provided that at least $83.75 million of the original aggregate principal amount of the Debentures remains outstanding thereafter.

          6. Sinking Fund. The Debentures are subject to a Sinking Fund in the amount and manner set forth in the Indenture.

          7. Offers to Purchase. Section 4.11 of the Indenture provides upon the occurrence of a Change of Control and subject to further limitations contained therein, the Company shall make an offer to purchase the Securities in accordance with the procedures set forth in the Indenture.

          8. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security or portion of a Security selected for redemption, or transfer or exchange any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

          9. Persons Deemed Owners. The registered holder of a Security may be treated as the owner of it for all purposes.

          10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

          11. Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the holders of any outstanding Securities, amend, waive or supplement the Indenture, the Securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Securities may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected.

          12. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation, subject to certain exceptions, will be released from those obligations.

          13. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(f) or (g) of the Indenture with respect to the Company) occurs and is continuing, then the holders of not less than 25% in aggregate principal amount of the outstanding Securities (or, in the case of an Event of Default specified in Section 6.1 (a) or (b) of the Indenture, the

Holders of not less than 25% of the aggregate principal amount of the outstanding Series so affected) may, or the Trustee may, declare the principal of, premium, if any, plus accrued interest, if any, to be due and payable immediately. If an Event of Default specified in Section 6.1(f) or (g) of the Indenture with respect to the Company occurs and is continuing, the principal of, premium, if any, and accrued interest on all of the Securities shall ipso facto become and be immediately due and payable subject to the prior payment in full of Senior Debt without any declaration or other act on the part of the Trustee or any Holder. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest or a failure to comply with Article V of the Indenture) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          15. No Recourse Against Others. A director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          16. Defeasance. The Indenture contains provisions (which provisions apply to this Debenture) for defeasance at any time of (a) the entire indebtedness of the Company or this Debenture and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          17. Authentication. This Debenture shall not be valid until the Trustee signs the certificate of authentication on the other side of this Debenture.

          18. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          19. Subordination. The Company's payment of principal of, premium, if any, and interest on the Securities is subordinated in right of payment, to the extent and in the manner provided in Article XI of the Indenture, to the prior payment in full of the Senior Debt of the Company. Each Holder of the Securities, by his acceptance hereof, covenants and agrees that all payments of the principal of, premium, if any, and interest on the Securities by the Company shall be subordinated in accordance with the provisions of Article XI of the Indenture, and each Holder accepts and agrees to be bound by such provisions.

          19. GOVERNING LAW. THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  THE AES CORPORATION
                  1001 North 19th Street, Suite 2000
                  Arlington, Virginia  22209
                  Telephone: (703) 522-1315
                  Telecopy:  (703) 528-4510

                  Attention: General Counsel

                                 ASSIGNMENT FORM


If you the holder want to assign this Debenture, fill in the form below and have your signature guaranteed:

                  I or we assign and transfer this Debenture to

--------------------------------------------------------------------------------

(Insert assignee's social security or tax ID number)
                                                    ----------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print  or  type  assignee's  name,   address  and  zip  code)  and  irrevocably
appoint                    agent to transfer this  Debenture on the books of the
Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                         Your signature:
     ----------------                        -----------------------------------
                                             (Sign exactly as your
                                              name appears on the
                                              other side of this
                                              Debenture)

Signature Guarantee:
                    -------------------------------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Debenture Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Debenture purchased by the Company pursuant to Section 4.11 or 4.15 of the Indenture, check the Box: [ ]

          If you wish to have a portion of this Debenture purchased by the Company pursuant to Section 4.11 or 4.15 of the Indenture, state the amount:
$
 -------------

Date:                                   Your Signature:
     ----------                                        -------------------------

(Sign exactly as your name appears on the other side of this Debenture)

                  Signature Guarantee:
                                      ------------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Debenture Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF TRANSFER


The AES Corporation
1001 North 19th Street, Suite 2000
Arlington, Virginia  22209

Attention:  General Counsel

[Name and Address of Registrar]

                    Re: 8.50% Senior Subordinated Notes due 2007
                   8.875% Senior Subordinated Debentures due 2027

          Reference is hereby made to the Indenture, dated as of October 29, 1997 (the "Indenture"), between The AES Corporation (the "Issuer") and The First National Bank of Chicago, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                          , (the "Transferor") owns and proposes to transfer the
Security[s]  specified in Annex A hereto in the principal amount of $    in such
Security[s]  (the  "Transfer"),  to            (the  "Transferee"),  as  further
specified  in Annex A  hereto.  In the  event  that  Transferor  holds  Physical
Securities, this Certificate is accompanied by one or more certificates aggregating at least the principal amount of Securities proposed to be Transferred. In connection with the Transfer, the Transferor hereby certifies that:

1. [ ] CHECK IF TRANSFEREE WILL TAKE AN INTEREST IN THE 144A GLOBAL SECURITY. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred

Security will be subject to the restrictions on transfer enumerated in the Securities Act Legend and in the Indenture and the Securities Act.

2. [ ] CHECK IF TRANSFEREE WILL TAKE AN INTEREST IN THE REGULATION S GLOBAL SECURITY PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Security will be subject to the restrictions on Transfer enumerated in the Securities Act Legend printed on the Regulation S Global Security and in the Indenture and the Securities Act.

3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A RESTRICTED PHYSICAL SECURITY PURSUANT TO RULE 144A OR REGULATION S. One or more of the events specified in Section 2.6(a) of the Indenture have occurred and the Transfer is being effected in compliance with the transfer restrictions applicable to Securities bearing the Securities Act Legend and pursuant to and in accordance with the Securities Act, and accordingly the Transferor hereby further certifies that (check one):

          (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act and the Transferor certifies to the effect set forth in paragraph 1 above; or

          (b) [ ] such Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and the Transferor certifies to the effect set forth in paragraph 2 above.

4. [ ] CHECK IF TRANSFEREE WILL TAKE AN INTEREST IN THE UNRESTRICTED GLOBAL SECURITY The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture, and the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transfer Securities will no longer be subject to the restrictions on transfer enumerated in the Securities Act Legend and in the Indenture and the Securities Act.

5. [ ] CHECK IF TRANSFEREE WILL TAKE AN INTEREST IN THE PHYSICAL GLOBAL SECURITY THAT DOES NOT BEAR THE SECURITIES ACT LEGEND One or more of the events specified in Section 2.6(a) of the Indenture have occurred and the Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture, and the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Securities will no longer be subject to the restrictions on transfer enumerated in the Securities Act Legend and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors.

                                             -----------------------------------
                                             [Insert Name of Transferor]


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


Dated:
      ----------------

                         FORM OF ANNEX A TO CERTIFICATE
                                   OF TRANSFER


1.        The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

               (a) [ ] Interests in the

               (i) [ ]  144A  Global  Security  (CUSIP       ),   or

               (ii)[ ] Regulation S Global Security (CINS      ).

         (b)   [ ]Physical Security.

         Representing:

                  [CHECK ONE OF (a) OR (b)]

                  (a)[ ] 8.50% Senior Subordinated Notes due 2007

                  (b)[ ] 8.875% Senior Subordinated Debentures due 2027


2.       That the Transferee will hold:

                                   [CHECK ONE]

                  (a)     [ ] Interests in the:

                      (i) [ ] 144A Global  Security  (CUSIP      ),  or
                     (ii) [ ] Regulation S Global Security (CINS      ), or
                    (iii) [ ] Unrestricted Global Security (CUSIP      ); or

                  (b)     [ ] Physical  Securities  that bear the Securities Act
                              Legend;

                  (c)     [ ] Physical   Securities   that  do  not   bear   the
                              Securities Act Legend;

in accordance with the terms of the Indenture.

                                                                       EXHIBIT D

                         FORM OF CERTIFICATE OF EXCHANGE


The AES Corporation
1001 North 19th Street, Suite 2000
Arlington, Virginia  22209

Attention:  General Counsel

[Name and Address of Registrar]

                     Re: 8.50% Senior Subordinated Notes due 2007
                       8.875% Senior Subordinated Notes due 2027

Reference is hereby made to the Indenture, dated as of October 29, 1997 (the "Indenture"), between The AES Corporation (the "Issuer") and The First National Bank of Chicago, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the "Holder") owns and proposes to exchange the Security[s] specified herein, in the principal amount of $ in such Security[s] (the "Exchange"). In the event Holder holds Physical Securities, this Certificate is accompanied by one or more certificates aggregating at least the principal amount of Securities proposed to be Exchanged. In connection with the Exchange, the Holder hereby certifies that:

1. EXCHANGE OF RESTRICTED PHYSICAL SECURITIES OR INTERESTS IN THE INITIAL GLOBAL SECURITY FOR PHYSICAL SECURITIES THAT DO NOT BEAR THE SECURITIES ACT LEGEND OR UNRESTRICTED GLOBAL SECURITIES

         (a) [ ] CHECK IF EXCHANGE IS FROM INITIAL GLOBAL SECURITIES TO THE UNRESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Holder's Initial Global Security to the Unrestricted Global Security in an equal principal amount, the Holder hereby certifies (i) the Unrestricted Global Securities are being acquired for the Holder's own account without transfer,
(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Initial Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act") and (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act.

          (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED PHYSICAL SECURITIES TO AN INTEREST IN THE UNRESTRICTED GLOBAL SECURITY. In connection with the Holder's Exchange of Restricted Physical Securities for Interest in the Unrestricted Global Security, (i) the Interest in the Unrestricted Global Security are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Securities and pursuant to and in accordance with the Securities Act and (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act.

          (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED PHYSICAL SECURITIES TO PHYSICAL SECURITIES THAT DO NOT BEAR THE SECURITIES ACT LEGEND. In connection with the Holder's Exchange of a Restricted Physical Security for Physical
Securities that do not bear the Securities Act Legend, the Holder hereby certifies (i) the Physical Securities that do not bear the Securities Act Legend are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act and (iv) one or more of the events specified in Section 2.6(a) of the Indenture have occurred.

2. [ ] CHECK IF EXCHANGE IS FROM RESTRICTED PHYSICAL SECURITIES TO INTERESTS IN AN INITIAL GLOBAL SECURITY . In connection with the Exchange of the Holder's Restricted Physical Debenture for interests in the Initial Global Security in the [CHECK ONE] [ ] 144A Global Security, [ ] Regulation S Global Security, with an equal principal amount, (i) the interests in the Initial Global Security are being acquired for the Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Physical Security and pursuant to and in accordance with the Securities Act. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Initial Global Security issued will be subject to the restrictions on transfer enumerated in the Securities Act Leg-end printed on the Initial Global Securities and in the Indenture and the Securities Act.

                  The Transferor owns and proposes to transfer the following:

                  [CHECK ONE OF (a) OR (b)]

                  (a)[ ] 8.50% Senior Subordinated Notes due 2007

                  (b)[ ] 8.875% Senior Subordinated Debentures due 2027


                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                                     [Insert Name of Holder]


                                                     By:
                                                            Name:
                                                            Title:


Dated:
      -----------------